Exhibit 10.1

Published CUSIP Number:

CREDIT AGREEMENT

Dated as of November 8, 2004

Among

GMH COMMUNITIES, LP

as a Borrower,

GMH COMMUNITIES TRUST

as a Guarantor,

THE SUBSIDIARY BORROWERS DEFINED HEREIN

as Subsidiary Borrowers

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
L/C Issuer,

And

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

as

Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

Section

ARTICLE I.	DEFINITIONS AND ACCOUNTING TERMS
1.01	Defined Terms.
1.02	Other Interpretive Provisions.
1.03	Accounting Terms.
1.04	Rounding.
1.05	Times of Day.
1.06	Letter of Credit Amounts.

ARTICLE II.	THE COMMITMENTS AND CREDIT EXTENSIONS
2.01	Committed Loans.
2.02	Borrowings, Conversions and Continuations of Committed Loans.
2.03	Letters of Credit.
2.04	Swing Line Loans.
2.05	Prepayments.
2.06	Termination or Reduction of Commitments.
2.07	Repayment of Loans.
2.08	Interest.
2.09	Fees.
2.10	Computation of Interest and Fees.
2.11	Evidence of Debt.
2.12	Payments Generally; Administrative Agent’s Clawback.
2.13	Sharing of Payments by Lenders.
2.14	Extension of Maturity Date.
2.15	Increase in Commitments.
2.16	Subsidiary Borrowers.
2.17	Guaranties.

ARTICLE III.	TAXES, YIELD PROTECTION AND ILLEGALITY
3.01	Taxes.
3.02	Illegality.
3.03	Inability to Determine Rates.
3.04	Increased Costs; Reserves on Eurodollar Rate Loans.
3.05	Compensation for Losses.
3.06	Mitigation Obligations; Replacement of Lenders.
3.07	Survival. Each

ARTICLE IV.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01	Conditions of Initial Credit Extension.
4.02	Conditions to all Credit Extensions.

ARTICLE V.	REPRESENTATIONS AND WARRANTIES
5.01	Existence, Qualification and Power; Compliance with Laws.
5.02	Authorization; No Contravention.
5.03	Governmental Authorization; Other Consents.
5.04	Binding Effect.
5.05	Financial Statements; No Material Adverse Effect.

i

5.06	Litigation.
5.07	No Default.
5.08	Ownership of Property; Liens.
5.09	Environmental Compliance.
5.10	Insurance.
5.11	Taxes.
5.12	ERISA Compliance.
5.13	Subsidiaries; Equity Interests.
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act.
5.15	Disclosure.
5.16	Compliance with Laws.
5.17	Intellectual Property; Licenses, Etc.

ARTICLE VI.	AFFIRMATIVE COVENANTS
6.01	Financial Statements.
6.02	Certificates; Other Information.
6.03	Notices.
6.04	Payment of Obligations.
6.05	Preservation of Existence, Etc.
6.06	Maintenance of Properties.
6.07	Maintenance of Insurance.
6.08	Compliance with Laws.
6.09	Books and Records.
6.10	Inspection Rights.
6.11	Use of Proceeds.
6.12	Additional Guarantors.
6.13	REIT Status.

ARTICLE VII.	NEGATIVE COVENANTS
7.01	Liens.
7.02	Investments.
7.03	Indebtedness.
7.04	Fundamental Changes.
7.05	Restricted Payments.
7.06	Change in Nature of Business.
7.07	Transactions with Affiliates.
7.08	Burdensome Agreements; Negative Pledge Agreements.
7.09	Use of Proceeds.
7.10	Financial Covenants.

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES
8.01	Events of Default.
8.02	Remedies Upon Event of Default.
8.03	Application of Funds.

ARTICLE IX.	ADMINISTRATIVE AGENT
9.01	Appointment and Authority.
9.02	Rights as a Lender.
9.03	Exculpatory Provisions.
9.04	Reliance by Administrative Agent.
9.05	Delegation of Duties.

9.06	Resignation of Administrative Agent.
9.07	Non-Reliance on Administrative Agent and Other Lenders.
9.08	No Other Duties, Etc.
9.09	Administrative Agent May File Proofs of Claim.
9.10	Guaranty Matters.

ARTICLE X.	MISCELLANEOUS
10.01	Amendments, Etc.
10.02	Notices; Effectiveness; Electronic Communication.
10.03	No Waiver; Cumulative Remedies.
10.04	Expenses; Indemnity; Damage Waiver.
10.05	Payments Set Aside.
10.06	Successors and Assigns.
10.07	Treatment of Certain Information; Confidentiality.
10.08	Right of Setoff.
10.09	Interest Rate Limitation.
10.10	Counterparts; Integration; Effectiveness.
10.11	Survival of Representations and Warranties.
10.12	Severability.
10.13	Replacement of Lenders.
10.14	Governing Law; Jurisdiction; Etc.
10.15	Waiver of Jury Trial.
10.16	USA PATRIOT Act Notice.
10.17	ENTIRE AGREEMENT.

SIGNATURES

SCHEDULES

2.01	Commitments and Applicable Percentages
5.05	Supplement to Interim Financial Statements
5.13	Subsidiaries; Other Equity Investments
7.01	Existing Liens
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F-1	Trust Guaranty
F-2	Subsidiary Guaranty
F-3	GMH Operating Partnership Guaranty
G	Opinion Matters
H	Borrower Accession Agreement
I	Unencumbered Property Report

CREDIT AGREEMENT

                This CREDIT AGREEMENT (“Agreement”) is entered into as of November 8, 2004, among GMH COMMUNITIES, LP, a Delaware limited partnership (“GMH Operating Partnership”), GMH COMMUNITIES TRUST, a Maryland real estate investment trust (the “Trust”), each Subsidiary of the Trust that becomes a borrower hereunder pursuant to Section 2.16 (individually, a “Subsidiary Borrower” and collectively, “Subsidiary Borrowers;” GMH Operating Partnership and Subsidiary Borrowers are individually called a “Borrower” and collectively called “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

                In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.

                As used in this Agreement, the following terms shall have the meanings set forth below:

                “Adjusted Borrowing Base Cash Flow” means, for any period, the sum of: (i) NOI from all Unencumbered Properties, plus (ii) Military Housing EBITDA, plus (iii) Consolidated EBITDA obtained from management of Student Housing Projects owned by a Person other than a Company, minus (iv) the Capital Expenditure Reserve for the Unencumbered Properties.

                “Adjusted EBITDA” means, for any period, Consolidated EBITDA minus the Capital Expenditure Reserve for all Student Housing Projects owned by the Companies as of the last day of such period.

                “Adjusted Management EBITDA” means the product of (a) Consolidated EBITDA obtained from management of Student Housing Projects owned by a Person other than a Company for the three (3)- month period ending on the last day of the fiscal quarter ending on the date of determination times (b) four (4).

                “Adjusted Military Housing EBITDA” means the product of (a) Military Housing EBITDA for the three (3)- month period ending on the last day of the fiscal quarter ending on the date of determination, times (b) four (4).

                “Adjusted Property NOI” means, for any Student Housing Project, the product of (a) the NOI from such Student Housing Project for the three (3)- month period ending on the last day of the fiscal quarter ending on the date of determination times (b) four (4).

                “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

                “Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify to Borrowers and the Lenders.

                “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

                “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

                “Agreement” means this Credit Agreement.

                “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

                “Applicable Rate” means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(b):

Pricing		Eurodollar Rate +	Base Rate
Level	Leverage Ratio	Letters of Credit	+
1	<0.45:1	1.50%	0.625%
2	>0.45:1 but <0.50:1	1.625%	0.875%
3	>0.50:1 but <0.55:1	1.75%	1.125%
4	>0.55:1 but <0.60:1	2.00%	1.375%
5	>0.60:1	2.125%	1.500%

                Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first (1st)

Business Day after the date on which such Compliance Certificate was required to have been delivered until and including the first (1st) Business Day immediately following the date such Compliance Certificate is actually delivered.  The Applicable Rate in effect from the Closing Date through the date of delivery of the initial Compliance Certificate delivered pursuant to Section 6.02(b) shall be determined based upon Pricing Level 2.

                “Applicable Unused Fee” means (a) 0.25% per annum on each day that the Total Outstandings are less than or equal to fifty percent (50%) of the actual daily amount of the Aggregate Commitments and (b) 0.20% per annum on each day that the Total Outstandings are greater than fifty percent (50%) of the actual daily amount of the Aggregate Commitments.

                “Approved Costs” means, for any Student Housing Project, the sum of the acquisition, construction, and other capitalized costs of such Student Housing Project, whether in the form of cash, property, liabilities assumed, or other consideration.

                “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                “Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

                “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by Administrative Agent, in substantially the form of Exhibit E or any other form approved by Administrative Agent.

                “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

                “Audited Financial Statements” means the audited consolidated balance sheet of the  Companies for the fiscal year ended December 31, 2003 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Companies, including the notes thereto.

                “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

                “Bank of America” means Bank of America, N.A. and its successors.

                “Base Rate” means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  If Bank of America no longer announces a “prime rate”, then the “Base Rate” shall be the a fluctuating rate per annum equal to the Federal Funds Rate plus 1/2 of 1%. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

                “Base Rate Loan” means a Loan that bears interest based on the Base Rate.

                “Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.

                “Borrower Accession Agreement” means an accession agreement substantially in the form of Exhibit H.

                “Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

                “Borrowing Base Value” means the sum of (a) Unencumbered Asset Value times sixty percent (60%) plus (b) Management Cash Flow Value times fifty percent (50%); provided that (i) the amount of Management Cash Flow Value included in the calculation of Borrowing Base Value shall not exceed thirty-five percent (35%) of Borrowing Base Value, and (ii) the Unencumbered Asset Value attributable to any single Unencumbered Property shall not exceed thirty percent (30%) of Borrowing Base Value.

                “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

                “Capital Expenditure Reserve” means, on a per annum basis, an amount equal to $125 per bed in each Student Housing Project.

                 “Cash Collateralize” has the meaning specified in Section 2.03(g).

                 “Cash Equivalents” means (a) investments and direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, provided that such obligations mature within one (1) year of the date of acquisition thereof, (b) commercial paper rated “A-1” or higher according to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or “P-1” or better according to Moody’s Investors Service, Inc. and maturing not more than one hundred and eighty (180) days from the date of acquisition thereof, (c) time deposits with, and certificates of deposit and bankers’ acceptances issued by, Administrative Agent or any United States bank having capital surplus and undivided profits aggregating at least $1,000,000,000, and (d) mutual funds whose investments are limited to the foregoing.

                 “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

                “Change of Control” means, with respect to any Person, an event or series of events by which:

                                (a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

                                (b)           during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                                (c)           any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of such Person, or control over the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing twenty-five percent (25%) or more of the combined voting power of such securities.

                “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

                “Code” means the Internal Revenue Code of 1986.

                “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

                “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

                “Committed Loan” has the meaning specified in Section 2.01.

                “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

                “Companies” means, without duplication, the Trust and each of its Subsidiaries, and “Company” means any one of the Companies.

                “Compliance Certificate” means a certificate substantially in the form of Exhibit D.

                “Consolidated EBITDA” means, for any period, for the Companies on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for Federal, state, local and foreign income taxes payable by the Companies for such period; (iii) depreciation and amortization expense; and (iv) other non-recurring expenses of the Companies reducing such Consolidated Net Income which do not represent a cash item in such period or any future period minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Companies for such period; and (ii) all non-cash items increasing Consolidated Net Income for such period.

                “Consolidated Interest Charges” means, for any Person for any period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Person in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of such Person with respect to such period under capital leases that is treated as interest in accordance with GAAP.

                “Consolidated Net Income” means, for any Person for any period, the net income of such Person (excluding extraordinary gains but including extraordinary losses) for that period.

                “Consolidated Tangible Net Worth” means, as of any date of determination for the Companies on a consolidated basis (except that the minority Equity Interests in GMH Operating Partnership shall be included for purposes of this calculation), (a) Shareholders’ Equity of the Companies on that date minus (b) the Intangible Assets of the Companies on that date, plus (c) all accumulated depreciation and amortization determined in accordance with GAAP of the Companies on that date.

                “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

                “Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, environmental claims, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

                “Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.

                “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

                “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) three percent 3% per annum.

                “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

                “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

                “Dollar” and “$” mean lawful money of the United States.

                “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, Borrowers (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Trust or any Borrower or any of the Trust’s or any Borrower’s Affiliates or Subsidiaries.

                “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Companies, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                 “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                 “Equity Issuance” means the issuance or sale by any Company of any Equity Interests of such Company.

                 “ERISA” means the Employee Retirement Income Security Act of 1974.

                “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                “ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Any Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Company or any ERISA Affiliate.

                “Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

                “Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

                “Event of Default” has the meaning specified in Section 8.01.

                “Excluded Taxes” means, with respect to Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a

Foreign Lender (other than an assignee pursuant to a request by GMH Operating Partnership under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax pursuant to Section 3.01(a).

                “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

                “Fee Letter” means the letter agreement dated September 17, 2004, among GMH Operating Partnership, Administrative Agent, and the Arranger.

                “Fixed Charges” means, for the Companies on a consolidated basis for any period, the sum of (a) all regularly scheduled principal payments (but excluding any regularly scheduled principal payments on any Indebtedness which pays such Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment), (b) all Consolidated Interest Charges of the Companies, and (c) any Restricted Payment paid or payable in cash or other property during such period with respect to any preferred Equity Interests of the Companies.

                “Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted EBITDA for the three (3)- month period ending on the last day of the fiscal quarter ending on the date of determination times four (4) to (b) Fixed Charges for the three (3)- month period ending on the last day of the fiscal quarter ending on the date of determination times four (4).  Adjusted EBITDA for any fiscal quarter may be adjusted to annualize seasonal expenses incurred during such fiscal quarter in a manner satisfactory to Administrative Agent in its sole discretion.

                “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                “FRB” means the Board of Governors of the Federal Reserve System of the United States.

                “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                “Funds from Operations” means, for any Person for any period, the sum of net earnings (or loss) after taxes of such Person, plus depreciation and amortization expense (exclusive of amortization of financing costs), all as determined in accordance with GAAP; provided that there shall not be included in such calculation (i) any proceeds of any insurance policy other than rental or business interruption insurance received by such Person, (ii) any gain or loss which is classified as “extraordinary” in accordance with GAAP, or (iii) any capital gains and taxes on capital gains.  Funds from Operations shall not be reduced by any Restricted Payment in respect of any preferred Equity Interests of such Person.

                “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

                “GMH Operating Partnership Guaranty” means the Guaranty made by GMH Operating Partnership in favor of Administrative Agent, on behalf of Lenders, substantially in the form of Exhibit F-3.

                “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

                “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any

Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Trust, GMH Operating Partnership, and each Subsidiary Guarantor, and “Guarantor” means any one of the Guarantors.

“Guaranties” means the Trust Guaranty, the GMH Operating Partnership Guaranty, and the Subsidiary Guaranty, and “Guaranty” means any one of the Guaranties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            capital leases and Synthetic Lease Obligations;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted EBITDA for the three (3)- month period ending on the last day of the fiscal quarter ending on the date of determination times four (4) to (b) Consolidated Interest Charges of the Companies for the three (3)- month period ending on the last day of the fiscal quarter ending on the date of determination times four (4).  Adjusted EBITDA for any fiscal quarter may be adjusted to annualize seasonal expenses incurred during such fiscal quarter in a manner satisfactory to Administrative Agent in its sole discretion.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December, and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), or three (3) months thereafter, as selected by the applicable Borrower in its Committed Loan Notice; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and GMH Operating Partnership or in favor the L/C Issuer and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrowers and Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $20,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) all Liabilities of the Companies to (b) Total Asset Value.

“Liabilities” means (without duplication), for any Person as of any date, (a) all Indebtedness of such Person, and (b) all other indebtedness, liabilities, or obligations required by GAAP to be classified upon such Person’s balance sheet as liabilities.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, and each Guaranty.

“Loan Parties” means, collectively, each Borrower and each Guarantor, and “Loan Party” means any one of the Loan Parties.

“Management Cash Flow Value” means an amount equal to the sum of (a) (i) Adjusted Military Housing EBITDA, times (ii) eight (8) plus (b) (i) Adjusted Management EBITDA times (ii) three (3).

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Borrower or the Companies taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Subsidiaries” means (a) each Subsidiary Borrower, (b) each Subsidiary of GMH Operating Partnership that owns an Unencumbered Property, (c) each Subsidiary of GMH Operating Partnership which directly or indirectly owns another Subsidiary which owns an Unencumbered Property, (d) each other Company that holds fee simple title to any real property not encumbered by a first priority Lien, and (d) each other Company whose Military Housing EBITDA is used in the calculation of Management Cash Flow Value for purposes of determining Borrowing Base Value and Total Asset Value, and “Material Subsidiary” means any one of the Material Subsidiaries.

“Maturity Date” means the later of (a) November 8, 2007 and (b) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section.

“Military Housing EBITDA” means, for any Person for any period, total Consolidated EBITDA received from management fees and returns in respect of Equity Interests in respect of operating Military Housing Projects, net of any development and/or construction fee income, all as calculated in accordance with GAAP.

“Military Housing Projects” means privatized military housing projects in the United States owned and/or operated by GMH Operating Partnership or a wholly-owned Subsidiary of GMH Operating Partnership, with an average remaining ground lease term for all such Military Housing Projects, taken as a whole, being forty (40) years or greater, and “Military Housing Project” means any one of the Military Housing Projects.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means, with respect to any Equity Issuance by any Company, the amount of cash received by such Company in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) brokerage commissions, attorneys’ fees, finder’s fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees, and other similar commissions and fees (and expenses and disbursements of any of the foregoing), in each case, to the extent paid or payable by such Company; (b) printing and related expenses and filing, recording, or registration fees or charges or similar fees or charges paid by such Company; and (c) taxes paid or payable by such Company to any Governmental Authority as a result of such transaction.

“NOI” means, for any period for any Person or any Student Housing Project, total rental income, management income, and other operating income received from the operation of Student Housing Projects by such Person or of such Student Housing Project after deducting all expenses and other property charges incurred in connection with the operation of such properties during such period, including, without limitation, property operating expenses, real estate taxes and bad debt expenses, but before payment or provision for debt service, income taxes, and depreciation, amortization, and other non-cash expenses, all as determined in accordance with GAAP.

“NOI Value” means, for any Student Housing Project as of any determination date, (a) Adjusted Property NOI for such Student Housing Project, divided by (b) eight and one half percent (8.5%).

“Non-Recourse Debt” means, for any Person, any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions.

“Note” means a promissory note made by any Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Occupancy Rate” means, for any Student Housing Project, the percentage of the rentable area of such Student Housing Project leased pursuant to bona fide tenant leases, licenses, or other agreements requiring current rent or other similar payments.

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by GMH Operating Partnership of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Company or any ERISA Affiliate or to which any Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

 “Recourse Debt” means all Indebtedness that is not Non-Recourse Debt; provided that “Recourse Debt” shall not include Recourse Debt of Unconsolidated Affiliates of a Person unless the holder of such Recourse Debt has recourse against such Person for the payment of such Recourse Debt other than to the extent of any security therefor or pursuant to any Customary Recourse Exceptions.

“Register” has the meaning specified in Section 10.06(c).

“REIT” means a “real estate investment trust” for purposes of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having at least 66-2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate at least 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Companies, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Company’s stockholders, partners or members (or the equivalent Person thereof).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Debt” means, for any Person, Indebtedness of such Person secured by Liens (other than Liens permitted under Sections 7.01(c) through (h)) in any of such Person’s Properties or other assets.

“Shareholders’ Equity” means, as of any date of determination for any Person, consolidated shareholders’ equity of such Person as of that date determined in accordance with GAAP.

“Student Housing Projects” means real estate properties operated as student housing in the United States owned by GMH Operating Partnership or a wholly-owned Subsidiary of GMH Operating Partnership, and “Student Housing Project” means any one of the Student Housing Projects.

 “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Trust.

“Subsidiary Borrower” and “Subsidiary Borrowers” are defined in the preamble to this Agreement.

“Subsidiary Borrower Sublimit” means an amount equal to $25,000,000.  The Subsidiary Borrower Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Subsidiary Guarantors” means, as of any date, all Subsidiary Borrowers, all Subsidiaries of GMH Operating Partnership owning an Unencumbered Property, and each other Company that is a Material Subsidiary, and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors.

“Subsidiary Guaranty” means the Guaranty made by each Subsidiary Guarantor in favor of Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F-2.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxable REIT Subsidiary” means a “qualified REIT subsidiary” as defined in the Code.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $1,000,000.

“Total Asset Value” means the sum of (i) the sum of (without duplication) (a) the NOI Value of each Student Housing Project as of such date of determination owned for the entire fiscal quarter ending on such date of determination plus (b) the Approved Cost of each Student Housing Project as of such date of determination and acquired during the fiscal quarter ending on such date of determination (without duplication), plus (ii) Management Cash Flow Value, plus (iii) the book value of other assets (excluding owned real estate) owned by the Companies, as determined on a consolidated basis in accordance with GAAP; provided that Management Cash Flow Value shall not exceed twenty percent (20%) of Total Asset Value.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trust Guaranty” means the Guaranty made by the Trust in favor of Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F-1.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unconsolidated Affiliate” means any Person in whom a Company holds Equity Interests and whose financial results would not be consolidated under GAAP with the financial results of GMH Operating Partnership or the Trust on the consolidated financial statements of GMH Operating Partnership or the Trust, as the case may be.

“Unencumbered Asset Value” means the sum of (without duplication):

(a)           the NOI Value of each Unencumbered Property as of such date of determination owned for the entire fiscal quarter ending on such date of determination; plus

(b)           the Approved Cost of each Unencumbered Property as of such date of determination and acquired during the fiscal quarter ending on such date of determination.

Notwithstanding the foregoing, no Unencumbered Property can have a value, calculated as provided above, of less than $0.00.

“Unencumbered Properties” means, as of any date, a minimum of five (5) Student Housing Projects identified by GMH Operating Partnership in the most recent Unencumbered Property Report and approved by Administrative Agent, (a) in which GMH Operating Partnership or a wholly-owned Subsidiary of GMH Operating Partnership that has executed the Subsidiary Guaranty owns fee simple title, (b) that is free and clear of any Liens (other than Liens permitted by Sections 7.01(a) through (h)), (c) that is free of any material violations of any Environmental Laws, and (d) that have, in the aggregate, a minimum aggregate Occupancy Rate of at least eighty-five percent (85%), and “Unencumbered Property” means any one of the Unencumbered Properties.

“Unencumbered Property Report” means a report in substantially the form of Exhibit I certified by a Responsible Officer of GMH Operating Partnership, setting forth in reasonable detail the Occupancy Rate, Approved Costs, NOI Value, Unencumbered Asset Value, and Capital Expenditure Reserve for the Unencumbered Properties (individually and in the aggregate).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unsecured Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Borrowing Base Cash Flow for the three (3)- month period ending on the last day of the fiscal quarter ending on the date of determination times four (4) to (b) Consolidated Interest Charges related to all Indebtedness of the Companies which is not Secured Debt for the three (3)-

month period ending on the last day of the fiscal quarter ending on the date of determination times four (4).  Adjusted Borrowing Base Cash Flow for any fiscal quarter may be adjusted to annualize seasonal expenses incurred during such fiscal quarter in a manner satisfactory to Administrative Agent in its sole discretion.

1.02        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03        Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)           Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Trust and Borrowers or the Required Lenders shall so request, Administrative Agent, the Lenders, the Trust, and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Trust and Borrowers shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04        Rounding.  Any financial ratios required to be maintained by the Trust and Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06        Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        Committed Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to each Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (a) the Total Oustandings shall not exceed the Aggregate Commitments (b) the Total Oustandings plus all other Recourse Debt of the Companies shall not exceed the Borrowing Base Value, (c) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (d) the aggregate Amount of all Committed Loans advanced to the Subsidiary Borrowers shall not exceed the Subsidiary Borrower Sublimit.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02        Borrowings, Conversions and Continuations of Committed Loans.

(a)           Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the requesting Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone.  Each such notice must be received by Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans.  Each telephonic notice by the requesting Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the requesting Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the requesting Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the requesting Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the requesting

Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Committed Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the requesting Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Administrative Agent shall make all funds so received available to the requesting Borrower in like funds as received by Administrative Agent either by (i) crediting the account of the requesting Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by the requesting Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the requesting Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the requesting Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)           Administrative Agent shall promptly notify the requesting Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than seven (7) Interest Periods in effect with respect to Committed Loans.

2.03        Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of GMH

Operating Partnership, and to amend Letters of Credit  previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of GMH Operating Partnership and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Oustandings shall not exceed the Aggregate Commitments, (x) the Total Oustandings plus all other Recourse Debt of the Companies shall not exceed the Borrowing Base Value, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by GMH Operating Partnership for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by GMH Operating Partnership that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, GMH Operating Partnership’s ability to obtain Letters of Credit shall be fully revolving, and accordingly GMH Operating Partnership may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           The L/C Issuer shall not issue any Letter of Credit, if:

(A)          the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance, unless the Required Lenders have approved such expiry date; or

(B)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii)          The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(C)           except as otherwise agreed by Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D)          such Letter of Credit is to be denominated in a currency other than Dollars;

(E)           such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F)           a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with GMH Operating Company or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv)          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)          The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of GMH Operating Partnership delivered to the L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of GMH Operating Partnership.  Such Letter of Credit Application must be received by the L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, GMH Operating Partnership shall furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from GMH Operating Partnership and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of GMH Operating Partnership or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(v)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to GMH Operating Partnership and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify GMH Operating Partnership and Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), GMH Operating Partnership shall reimburse the L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing.  If GMH Operating Partnership fails to so reimburse the L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s

Applicable Percentage thereof.  In such event, GMH Operating Partnership shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to Administrative Agent for the account of the L/C Issuer at Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to GMH Operating Partnership in such amount.  Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, GMH Operating Partnership shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by GMH Operating Partnership of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of GMH Operating

Partnership to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from GMH Operating Partnership or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by Administrative Agent.

(ii)           If any payment received by Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The obligation of GMH Operating Partnership to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party.

GMH Operating Partnership shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with GMH Operating Partnership’s instructions or other irregularity, GMH Operating Partnership will immediately notify the L/C Issuer.  GMH Operating Partnership shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Lender and GMH Operating Partnership agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  GMH Operating Partnership hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude GMH Operating Partnership’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, GMH Operating Partnership may have a claim against the L/C Issuer, and the L/C Issuer may be liable to GMH Operating Partnership, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by GMH Operating Partnership which GMH Operating Partnership proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.  Upon the request of Administrative Agent, if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, GMH Operating Partnership shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  GMH Operating Partnership hereby grants to Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h)           Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and GMH Operating Partnership when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i)            Letter of Credit Fees.  GMH Operating Partnership shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  GMH Operating Partnership shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, GMH Operating Partnership shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)           Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04        Swing Line Loans.

(a)           The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to GMH Operating Partnership from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Oustandings shall not exceed the Aggregate Commitments, (ii) the Total Oustandings plus all other Recourse Debt of the Companies shall not exceed the Borrowing Base Value, and (iii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that GMH Operating Partnership shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, GMH Operating Partnership may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon GMH Operating Partnership’s irrevocable notice to the Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of GMH Operating Partnership.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to GMH Operating Partnership.

(c)           Refinancing of Swing Line Loans.

(i)            The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of GMH Operating Partnership (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish GMH Operating Partnership with a copy of the applicable Committed Loan Notice promptly after delivering such notice to Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to Administrative Agent in immediately available funds for the account of the Swing Line Lender at Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to GMH Operating Partnership in such amount.  Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Lender fails to make available to Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation.  A certificate of the Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Loan Party, or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of GMH Operating Partnership to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.

(i)            At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing GMH Operating Partnership for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  GMH Operating Partnership shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05        Prepayments.

(a)           Any Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid.  Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)           GMH Operating Partnership may, upon notice to the Swing Line Lender (with a copy to Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by GMH Operating Partnership, GMH Operating Partnership shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)           If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrowers shall immediately prepay Loans and/or GMH Operating Partnership shall Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that GMH Operating Partnership shall not be required to Cash

Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

(d)           If for any reason the Total Outstandings at any time exceed the Borrowing Base Value, the Borrowers shall immediately prepay Loans in an amount equal to such excess.

Upon the termination of the right of any Subsidiary Borrower to obtain Borrowings pursuant to Section 2.06(b), the Borrowers shall promptly prepay the entire Outstanding Amount of all Borrowings of such Subsidiary Borrower.

2.06        Termination or Reduction of Commitments.

(a)           GMH Operating Partnership may, upon notice to Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) GMH Operating Partnership shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit, the Swing Line Sublimit, or the Subsidiary Borrower Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess.  Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(b)           Upon giving at least five (5) Business Days prior written and irrevocable notice to Administrative Agent, GMH Operating Partnership may terminate the right of any Subsidiary Borrower to request and receive Borrowings under this Agreement.  Once terminated, the ability of such Subsidiary Borrower to request and receive Borrowings may not be reinstated.

2.07        Repayment of Loans.

(a)           Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

(b)           GMH Operating Partnership shall repay each Swing Line Loan on the earlier to occur of (i) the date three (3) Business Days after such Loan is made and (ii) the Maturity Date.

2.08        Interest.

(a)           Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)           (i)            If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)          Upon the request of the Required Lenders, while any Event of Default exists, Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09        Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)           Unused Commitment Fee.  Borrowers shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an unused commitment fee equal to the Applicable Unused Fee times the actual daily amount by which the Aggregate Commitments exceed the sum of (A) the Outstanding Amount of Committed Loans (plus, solely with respect to the Swing Line Lender, the Outstanding Amount of the Swing Line Loan) and (B) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Unused Fee during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Unused Fee separately for each period during such quarter that such Applicable Unused Fee was in effect.

(b)           Other Fees.  (i) Borrowers shall pay to the Arranger and Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)           Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10        Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11        Evidence of Debt.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business.  The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through Administrative Agent, Borrowers shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a), each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

2.12        Payments Generally; Administrative Agent’s Clawback.

(a)           General.  All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by each Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Committed Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the requesting Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to Administrative Agent, then the applicable Lender and the requesting Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the requesting Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the requesting Borrower, the interest rate applicable to Base Rate Loans.  If the requesting Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to the requesting Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the requesting Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii)           Payments by Borrowers; Presumptions by Administrative Agent.  Unless Administrative Agent shall have received notice from Borrowers prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if Borrowers have not in fact made such payment, then each of the

Lenders or the L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrowers by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to any Company (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14        Extension of Maturity Date.

(a)           Not earlier than ninety (90) days prior to, nor later than sixty (60) days prior to, the Maturity Date, GMH Operating Partnership may, upon notice to Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date.

(b)           If so extended, the Maturity Date shall be extended to November ____, 2008, effective as of the Maturity Date (the “Extension Effective Date”).  Administrative Agent and GMH Operating Partnership shall promptly confirm to the Lenders such extension and the Extension Effective Date.  As a condition precedent to such extension, (i) each Borrower and each Guarantor shall deliver to Administrative Agent a certificate of each Borrower and each Guarantor dated as of the Extension Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each Borrower and each Guarantor (A) providing evidence satisfactory to Administrative Agent that each Borrower and each Guarantor has taken all necessary action to authorize such extension and (B) in the case of the Trust and each Borrower, certifying that, before and after giving effect to such extension, (x) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (y) no Default or Event of Default exists before or after giving effect to such extension, and (ii) Borrowers shall have paid to each Lender an extension fee in an amount equal to twenty-five basis points (0.25%) times such Lender’s Commitment.

(g)           Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.15        Increase in Commitments.

(a)           The Lenders on the Closing Date shall be the Lenders set forth on Schedule 2.01.

(b)           At any time after the Closing Date through November      , 2007, but in no event more than three (3) times, Administrative Agent may, from time to time at the request of Borrower, increase the Aggregate Commitments by (i) admitting additional Lenders hereunder (each a “Subsequent Lender”), or (ii) increasing the Commitment of any Lender (each an “Increasing Lender”), subject to the following conditions:

(A)          each Subsequent Lender is an Eligible Assignee;

(B)           Borrower executes (1) a new Note payable to the order of a Subsequent Lender, if requested, (2) a replacement Note payable to the order of an Increasing Lender if such Increasing Lender previously received a Note, or (3) a new Note payable to the order of an Increasing Lender if such Increasing Lender never received a Note, if requested;

(C)           each Subsequent Lender executes and delivers to Administrative Agent a signature page to this Agreement;

(D)          each Increasing Lender acknowledges in writing to Administrative Agent and Borrower the increase in its Commitment;

(E)           after giving effect to the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, the Aggregate Commitment does not exceed $250,000,000;

(F)           the increase in the Aggregate Commitment shall be in a minimum amount of $5,000,000;

(G)           no admission of any Subsequent Lender shall increase the Commitment of any existing Lender without the written consent of such Lender;

(H)          no Default or Event of Default exists;

(I)            the amount of all increases in the Aggregate Commitments pursuant to this Section 2.14 shall not exceed $100,000,000 in the aggregate; and

(J)            Borrower shall have paid to Administrative Agent and Arranger all fees payable in connection with the increase in the Aggregate Commitments.

After the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, Administrative Agent shall promptly provide to each Lender and to Borrower a new Schedule 2.01 to this Agreement.  In the event that there are any Borrowings outstanding after giving effect to an increase in the Aggregate Commitments pursuant to this Section 2.14, upon notice from Administrative Agent to each Lender, the amount of such Borrowings owing to each Lender shall be appropriately adjusted to reflect the new Pro Rata Share of Lenders, and Borrower shall pay any amounts required pursuant to Section 3.05.

(f)            Conflicting Provisions.  This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.16        Subsidiary Borrowers.

GMH Operating Partnership may, upon at least fifteen (15) Business Days (or such lesser period agreed to by Administrative Agent) prior written notice to Administrative Agent, request that any Taxable REIT Subsidiary of the Trust (in each case reasonably acceptable to Administrative Agent) become a Subsidiary Borrower by delivering to Administrative Agent (a) a Borrower Accession Agreement duly executed by GMH Operating Partnership, all other Borrowers, and such Subsidiary and (b) the following documents relating to each such Subsidiary: (i) an Opinion each such Subsidiary’s counsel acceptable to Administrative Agent; (ii) an Officer’s Certificate certifying (A) the Organization Documents of each such Subsidiary, (B) resolutions of each such Subsidiary’s Board of Directors approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, certified as being in full force and effect without modification or amendment, and (C) signatures and incumbency of officers of each such Subsidiary; (iii) certificates of existence and good standing for each such Subsidiary issued by its state of organization; and (iv) a copy of the certificate of incorporation, declaration of trust, or other similar Organization Documents of each such Subsidiary and all amendments thereto, certified by its state of incorporation, formation, or organization. Upon receipt by Administrative Agent of the items referenced in this Section 2.16, each in form and substance acceptable to Administrative Agent and its counsel, such Subsidiary shall become a Subsidiary Borrower and assume all the rights, benefits, and obligations of a Subsidiary Borrower unless on such date a Default or Event of Default exists and is continuing or would occur as a result of such Subsidiary becoming a Subsidiary Borrower.

2.17        Guaranties.

Pursuant to the Trust Guaranty, the Trust shall unconditionally guarantee in favor of Administrative Agent and Lenders the full payment and performance of the Obligations.  Pursuant to the Subsidiary Guaranty or an addendum thereto in the form attached to the Subsidiary Guaranty, the Trust and Borrowers shall cause each Company that is a Material Subsidiary to unconditionally guarantee in favor of Administrative Agent and Lenders the full payment and performance of the Obligations, and GMH Operating Partnership shall unconditionally guarantee in favor of Administrative Agent and Lenders the full payment and performance of the Obligations of the Subsidiary Borrowers.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by Borrowers.  Without limiting the provisions of subsection (a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by Borrowers.  The Trust and each Borrower shall indemnify Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Trust and Borrowers by a Lender or the L/C Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, the Trust and Borrowers shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(e)           Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Trust and any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Trust and Borrowers (with a copy to Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Trust and Borrowers or Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Trust and Borrowers or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Trust and Borrowers or Administrative Agent as will enable the Trust and Borrowers or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Trust or any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Trust, Borrowers, and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Trust and Borrowers or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Trust or any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN, or

(iv)          any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Trust or any Borrower to determine the withholding or deduction required to be made.

(f)            Treatment of Certain Refunds.  If Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers, upon the request of Administrative Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or the L/C Issuer in the event Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

3.02        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrowers through Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies Administrative Agent and Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, Borrowers shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03        Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrowers and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04        Increased Costs; Reserves on Eurodollar Rate Loans.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)           subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)          impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Reserves on Eurodollar Rate Loans.  The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrowers shall have received at least ten (10) days’ prior notice (with a copy to Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05        Compensation for Losses.  Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or

(c)           any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by any Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06        Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, Borrowers may replace such Lender in accordance with Section 10.13.

3.07        Survival. Each  Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)           Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Administrative Agent and each of the Lenders:

(i)            executed counterparts of this Agreement and each Guaranty, sufficient in number for distribution to Administrative Agent, each Lender and GMH Operating Partnership;

(ii)           a Note executed by each Borrower requesting an initial Credit Extension in favor of each Lender requesting a Note;

(iii)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)          such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)           a favorable opinion of Morgan, Lewis & Bockius LLP, counsel to the Loan Parties, addressed to Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi)          a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)         a certificate signed by a Responsible Officer of GMH Operating Partnership and the Trust certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the  Leverage Ratio as of the last day of the fiscal quarter of the Companies most recently ended prior to the Closing Date;

(viii)        a duly completed Unencumbered Property Report as of the last day of the fiscal quarter of the Companies most recently ended prior to the Closing Date;

(ix)           evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

(x)            such other assurances, certificates, documents, consents or opinions as Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b)           Any fees required to be paid on or before the Closing Date shall have been paid.

(c)           Unless waived by Administrative Agent, Borrowers shall have paid all fees, charges and disbursements of counsel to Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrowers and Administrative Agent).

(d)           The Trust shall have completed its initial public offering and shall have received at least $400,000,000 in gross cash equity.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02        Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)           The representations and warranties of the Trust and Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Trust and each Borrower represents and warrants to Administrative Agent and the Lenders that:

5.01        Existence, Qualification and Power; Compliance with Laws.  Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a)

contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.  Each Loan Party is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05        Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Companies as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)           The unaudited consolidated and consolidating balance sheet of the Companies dated                , and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Companies as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Trust and Borrowers after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Company or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07        No Default.  No Company is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08        Ownership of Property; Liens.  Each Company has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Companies is subject to no Liens, other than Liens permitted by Section 7.01.

5.09        Environmental Compliance.  The Companies conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10        Insurance.  The properties of the Companies are insured with financially sound and reputable insurance companies not Affiliates of any Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Companies operate.

5.11        Taxes.  The Companies have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Company that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.  The Trust qualifies as a REIT.

5.12        ERISA Compliance.

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Trust and each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                (b)           There are no pending or, to the best knowledge of the Trust and each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c)           (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

                (d)           The assets of each Borrower are not “plan assets” as defined in 29 C.F.R. § 2510.3 101(a)(1) (or any successor regulation) of any Pension Plan.

                5.13        Subsidiaries; Equity Interests. The Trust and GMH Operating Partnership have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Trust and GMH Operating Partnership have no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.

                5.14        Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

                (a)           Neither the Trust or any Borrower is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

                (b)           Neither the Trust, any Borrower, any Person Controlling such Borrower, or any Subsidiary of such Borrower (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

            5.15        Disclosure. The Trust and each Borrower have disclosed to Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Trust and each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            5.16        Compliance with Laws. Each of the Companies is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.17        Intellectual Property; Licenses, Etc. Each of the Loan Parties own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person that could reasonably be expected to have a Material Adverse Effect. To the best knowledge of GMH Operating Partnership, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person that could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.
AFFIRMATIVE COVENANTS

                So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Trust and each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each other Company to:

6.01        Financial Statements.  Deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and the Required Lenders:

                (a)           as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Trust, a consolidated and consolidating balance sheet of the Companies as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and such consolidating statements to be certified by a Responsible Officer of the Trust to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Companies; and

                (b)           as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Trust, a consolidated and consolidating balance sheet of the Companies as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Trust’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Trust as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Companies in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Trust to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Companies.

As to any information contained in materials furnished pursuant to Section 6.02, the Trust and each Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Trust and each Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

            6.02        Certificates; Other Information. Deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and the Required Lenders:

                (a)           concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

                (b)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended December 31, 2004), (i) a duly completed Compliance Certificate and (ii) an Unencumbered Property report, each signed by a Responsible Officer of the Trust;

                (c)           promptly after any request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Trust by independent accountants in connection with the accounts or books of the Companies, or any audit of any of them;

                (d)           promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Trust or any Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Trust or any Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto; and

                (e)           promptly, such additional information regarding the business, financial or corporate affairs of the Companies, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request.

                Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Trust posts such documents, or provides a link thereto on the Trust’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Trust’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) the Trust shall deliver paper copies of such documents to Administrative Agent or any Lender that requests the Trust to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) the Trust shall notify Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Trust shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to Administrative Agent. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Trust with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

                The Trust and each Borrower hereby acknowledge that (a) Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Trust and Borrowers hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Trust or any Borrower or its securities) (each, a “Public Lender”). The Trust and each Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Trust and each Borrower shall be deemed to have authorized Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Trust or any Borrower or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

                6.03        Notices. Promptly notify Administrative Agent and each Lender:

                (a)           of the occurrence of any Default;

                (b)           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Company; (ii) any dispute, litigation, investigation, proceeding or suspension between the any Company and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Company, including pursuant to any applicable Environmental Laws;

                (c)           of the occurrence of any ERISA Event; and

                (d)           of any material change in accounting policies or financial reporting practices by any Company.

                Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Trust setting forth details of the occurrence referred to therein and stating what action the Trust and each Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

                6.04        Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Companies; (b) all lawful claims prior to such claim becoming a Lien upon its property; and (c) all Recourse Debt having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Recourse Debt.

                6.05        Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07        Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of any Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

6.08        Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Companies, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Companies, as the case may be.

6.10        Inspection Rights. Permit representatives and independent contractors of Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to any Company; provided, however, that when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrowers at any time during normal business hours and without advance notice; and provided further that, unless a Default exists, Borrowers shall not be required reimburse each individual Lender (excluding Administrative Agent) for such Lender’s expenses with respect to any of the foregoing more than one (1) time in any period of twelve (12) consecutive months.

6.11        Use of Proceeds. Use the proceeds of the Credit Extensions for interim financing of acquisitions of properties, working capital, and general corporate purposes not in contravention of any Law or of any Loan Document.

6.12        Additional Guarantors. Notify Administrative Agent at the time that any Person becomes a Material Subsidiary, and promptly thereafter (and in any event within thirty (30)

days), cause such Person to (a) become a Guarantor by executing and delivering to Administrative Agent a counterpart of the Guaranty or such other document as Administrative Agent shall deem appropriate for such purpose, and (b) deliver to Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to Administrative Agent.

                6.13        REIT Status.

At all times, the Trust (including its organization and method of operations and those of its subsidiaries) shall qualify as a REIT.

ARTICLE VII.
NEGATIVE COVENANTS

                So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Trust and Borrowers shall not, nor shall they permit any other Company to, directly or indirectly:

                7.01        Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

                (a)           Liens pursuant to any Loan Document;

                (b)           Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

                (c)           Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                (d)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

                (e)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

                (f)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness and deposits on capital leases), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                (g)           easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                (h)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

                (i)            Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

                (j)            Liens securing Indebtedness permitted under Section 7.03(g); provided that (i) each such transaction is secured by no more than three (3) assets of the debtor under such transaction.

            7.02        Investments. (a)   Make or have any Investments except:

(i)            Investments held by a Company in the form of Cash Equivalents;

(ii)           advances to officers, directors and employees of the Companies in an aggregate amount not to exceed $100,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(iii)          Investments of (A) the Trust in GMH Operating Partnership, and (B) GMH Operating Partnership in any of its Subsidiaries (or any Person that, upon such Investment, becomes a Subsidiary);

(iv)          Investments in Student Housing Projects and Military Housing Projects (subject to the limitations set forth in Section 7.02(b)); and

(v)           other Investments described, and subject to the limitations set forth, in Section 7.02(b).

(b)           Make or have Investments in:

(i)            raw land exceeding in the aggregate ten percent (10%) of Total Asset Value;

(ii)           Student Housing Projects and Military Housing Projects under development or construction (“Development Projects”) (excluding Development Projects of Unconsolidated Affiliates) having actual and budgeted costs exceeding in the aggregate twenty percent (20%) of Total Asset Value (including the total budgeted project costs for all Developments Projects);

(iii)          Equity Interests (as calculated per GAAP) in Unconsolidated Affiliates exceeding in the aggregate twenty percent (20%) of Total Asset Value;

(iv)          Other non-real estate Investments exceeding in the aggregate ten percent (10%) of Total Asset Value;

(v)           Indebtedness secured by valid and enforceable first priority Liens on real property exceeding in the aggregate ten percent (10%) of Total Asset Value; and

(vi)          the Investments described in (b) (i) through (b) (v) above exceeding in the aggregate (without duplication) thirty percent (30%) of Total Asset Value.

                7.03        Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                (a)           Indebtedness under the Loan Documents;

                (b)           Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

                (c)           Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any Loan Party;

                (d)           obligations (contingent or otherwise) of the Companies existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

                (e)           Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $3,000,000;

                (f)            Recourse Debt (other than the Obligations) of the Companies in an aggregate principal amount not to exceed at any time outstanding $25,000,000; and

                (g)           Non-Recourse Debt as permitted in 7.01(j).

                7.04        Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

                (a)           any Subsidiary may merge with (i) any Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

                (b)           any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be a Borrower or a wholly-owned Subsidiary.

                7.05        Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                (a)           each Subsidiary may make Restricted Payments to any Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

                (b)           Borrowers and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

                (c)           Borrowers and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

                (d)           GMH Operating Partnership, for any fiscal year of GMH Operating Partnership, may declare and make Restricted Payments in the form of dividends or other distributions in an amount not to exceed ninety five percent (95%) of GMH Operating Partnership’s Funds from Operations for such fiscal year (plus additional distributions required to be paid during such fiscal year in order for the Trust to qualify as a REIT) so long as no Default or Event of Default exists or would result from such Restricted Payments; and

                (e)           the Trust, for any fiscal year of the Trust, may declare and make Restricted Payments in the form of dividends or other distributions in an amount not to exceed ninety five percent (95%) of the Trust’s Funds from Operations for such fiscal year (plus additional distributions required to be paid during such fiscal year in order for the Trust to qualify as a REIT) so long as no Default or Event of Default exists or would result from such Restricted Payments

7.06        Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Companies on the date hereof or any business substantially related or incidental thereto.

7.07        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of any Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Company as would be obtainable by such Company at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

7.08        Burdensome Agreements; Negative Pledge Agreements.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to any Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of any Borrower or (iii) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; or (c) directly or indirectly prohibits any Company from (i) creating or incurring any Lien (other than Liens permitted under Section 7.01) on any Unencumbered Property, or (ii) transferring ownership of any Unencumbered Property.

7.09        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.10        Financial Covenants.

(a)           Minimum Consolidated Tangible Net Worth.  Permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $275,000,000, plus (b) an amount equal to seventy-five percent (75%) of the amount of Net Proceeds of any Equity Issuances subsequent to the Closing Date

.

(b)           Interest Coverage Ratio.  Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Trust to be less than 2.00 to 1.00.

(c)           Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Trust to be less than 1.75 to 1.00.

(d)           Unsecured Interest Coverage Ratio.  Permit the Unsecured Interest Coverage Ratio as of the end of any fiscal quarter of the Trust to be less than 2.25 to 1.00.

(e)           Leverage Ratio.  Permit the Leverage Ratio as of the end of any fiscal quarter of the Trust to be greater than (a) from the Closing Date through December 31, 2005, 62.5%, and (b) after December 31, 2005, 60%.

(f)            Total Recourse Debt.  Permit the aggregate amount of Recourse Debt outstanding at any time to exceed the Borrowing Base Value.

(g)           Interest Rate Hedging.  Permit, as of the date that is ninety (90) days after the Closing Date and at all times thereafter, the aggregate Indebtedness of the Companies that is (i) subject to a variable interest rate and (ii) not subject to a Swap Contract acceptable to Administrative Agent, to exceed thirty percent (30%) of the total Indebtedness of the Companies.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or misleading when made or deemed made; or

(e)           Cross-Default.  (i) Any Company (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Debt (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Recourse Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such  Recourse Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Recourse Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Recourse Indebtedness to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Company is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Company is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Company as a result thereof is greater than $5,000,000; or

(f)            Insolvency Proceedings, Etc.  Any Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Company becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)           Judgments.  There is entered against any Company (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)            Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any

Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)           Change of Control.  Either (i) there occurs any Change of Control with respect to the Trust, (ii) the Trust ceases to own at least 100% of the Equity Interests of GMH Communities GP Trust, the general partner of GMH Operating Partnership, (iii) the Trust ceases to own at least thirty percent (30%) of the limited partnership interests in GMH Operating Partnership, (iv) Gary M. Holloway, directly or indirectly, and the Trust, on an aggregate basis, cease to own at least fifty percent (50%) of the limited partnership interests in GMH Operating Partnership, (iv) GMH Communities GP Trust ceases to be the sole general partner of GMH Operating Partnership, or (v) Borrower ceases to own, directly or indirectly, 100% of the Equity Interests of each Subsidiary Borrower; or

(l)            REIT Status.  At any time after the Date hereof, the Trust shall fail to qualify as a REIT.

8.02        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c)           require that GMH Operating Partnership Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of GMH Operating Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.

8.03        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01        Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuer, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02        Rights as a Lender.  The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Companies or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.  Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating any Company or any of their Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrowers, a Lender or the L/C Issuer.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

9.04        Reliance by Administrative Agent.

Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties.  Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent.  Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06        Resignation of Administrative Agent.  Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Administrative Agent shall notify Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Book Manager, Arrangers or other titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09        Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10        Guaranty Matters.  The Lenders and the L/C Issuer irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

ARTICLE X.
MISCELLANEOUS

10.01      Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, the Trust, and Borrowers or the applicable Loan Party, as the case may be, and acknowledged by

Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e)           change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)            change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g)           release all or substantially all of the Guarantors from the Guaranties without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02      Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to Borrowers, Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Administrative Agent or Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Change of Address, Etc.  Each Borrower, Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to each Borrower, Administrative Agent, the L/C Issuer and the Swing Line Lender.

(d)           Reliance by Administrative Agent, L/C Issuer and Lenders.  Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower.  All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies.   No failure by any Lender, the L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04      Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Trust and Borrowers.  The Trust and each Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Trust, any Borrower, or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Companies, or any Environmental Liability related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Trust, any Borrower, or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Trust, any Borrower, or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Trust, such Borrower, or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Reimbursement by Lenders.  To the extent that the Trust or any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, neither the Trust nor any Borrower shall assert, and the Trust and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            Survival.  The agreements in this Section shall survive the resignation of Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05      Payments Set Aside.   To the extent that any payment by or on behalf of any Borrower is made to Administrative Agent, the L/C Issuer or any Lender, or Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06      Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Trust, any Borrower, nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

(i)            except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

(iii)          any assignment of a Commitment must be approved by Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv)          the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and Borrowers, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of Borrowers and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from Administrative Agent a copy of the Register.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Trust, any Borrower, or Administrative Agent, sell participations to any Person (other than a natural person, the Trust, any Borrower, or any Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Trust, Borrowers, Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Trust and each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each

Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Trusts and each Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Trust and each Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Trust and Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)           Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Trust, Borrowers, and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Trust and Borrowers, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Trust and Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Trust or Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

10.07      Treatment of Certain Information; Confidentiality.   Each of Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Trust or any Borrower and its obligations, (g) with the consent of the Trust and the  Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Trust or Borrowers.

For purposes of this Section, “Information” means all information received from the Companies relating to any Company or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Companies, provided that, in the case of information received from the Companies after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.08      Right of Setoff.   If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of any Borrower or any other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such  Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies

(including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Trust, Borrowers, and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09      Interest Rate Limitation.   Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Counterparts; Integration; Effectiveness.   This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11      Survival of Representations and Warranties.   All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12      Severability.   If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13      Replacement of Lenders.   If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then GMH Operating Partnership may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           Borrowers shall have paid to Administrative Agent the assignment fee specified in Section 10.06(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the GMH Operating Partnership to require such assignment and delegation cease to apply.

10.14      Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK

STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16      USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Trust and each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Trust and each Borrower in accordance with the Act.

10.17      ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GMH OPERATING PARTNERSHIP:

GMH COMMUNITIES, LP, a Delaware limited partnership

By:	GMH COMMUNITIES GP TRUST, a Delaware trust, its General Partner

	By:	GARY M. HOLLOWAY
		Name:	Gary M. Holloway
		Title:	Managing Trustee

TRUST:

GMH COMMUNITIES TRUST, a Maryland real estate investment trust

By:	GARY M. HOLLOWAY
	Name:	Gary M. Holloway
	Title:	President, Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	RON ODLOZIL
Ron Odlozil, Senior Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	RON ODLOZIL
Ron Odlozil, Senior Vice President

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$150,000,000	100.000000000%

Total	$150,000,000	100.000000000%

1

SCHEDULE 5.13

SUBSIDIARIES AND

OTHER EQUITY INVESTMENTS

Part (a).  Subsidiaries.

Subsidiaries of the Trust

Name of Subsidiary	Jurisdiction of Formation/ Incorporation
GMH Communities GP Trust	Delaware

Subsidiaries of the Borrower

Name of Subsidiary	Jurisdiction of Formation/ Incorporation
College Park Investments, LLC	Delaware
College Park Management TRS, Inc.	Delaware
College Park Management, LLC	Florida
GMH Military Housing, LLC (TRS)	Delaware
GMH Military Housing Development LLC	Delaware
GMH Military Housing Construction LLC	Delaware
GMH Military Housing Management LLC	Delaware
GMH Military Housing Investments LLC	Delaware
353 Associates	Pennsylvania
Southeast Region I, LLC	Delaware
Southeast Region II, LLC	Delaware
Southeast Region III, LLC	Delaware
GMH/GF Student Housing Associates, LLC	Delaware
GMH Properties II, LLC	Delaware
GF II/Student Housing I, LLC	Massachusetts
Southeast Region IV, LLC	Delaware
Southeast Region IV Intermediate, LLC	Delaware
Lincoln Boulevard Associates, LLC	Delaware
Lincoln Boulevard Associates Intermediate, LLC	Delaware
Palisades Drive Associates, LLC	Delaware
Palisades Drive Associates Intermediate, LLC	Delaware
Campus Club Associates, LLC	Delaware
Campus Club Associates Intermediate, LLC	Delaware
Towmed Housing, LLC	Delaware
Towmed Intermediate, LLC	Delaware

2

New Towmed, LLC	Delaware
Belle Chase Associates, LLC	Delaware
Belle Chase Associates Intermediate, LLC	Delaware
Bethel Avenue Associates, LLC	Delaware
Bethel Avenue Associates Intermediate, LLC	Delaware
Binford Street Associates, LLC	Delaware
Binford Street Associates Intermediate, LLC	Delaware
Burbank Drive Associates, LLC	Delaware
Burbank Drive Associates Intermediate, LLC	Delaware
Gainesville Associates, LLC	Delaware
Gainesville Associates Intermediate, LLC	Delaware
Greenville Associates, LLC	Delaware
Greenville Associates Intermediate, LLC	Delaware
Knotty Pine Associates, LLC	Delaware
Knotty Pine Associates Intermediate, LLC	Delaware
Lanier Drive Associates, LLC	Delaware
Lanier Drive Associates Intermediate, LLC	Delaware
Lubbock Main Street Associates, LLC	Delaware
Lubbock Main Street Associates Intermediate, LLC	Delaware
Lynchburg Associates, LLC	Delaware
Lynchburg Associates Intermediate, LLC	Delaware
Oak Tree Associates, LLC	Delaware
Oak Tree Associates Intermediate, LLC	Delaware
Rutherford Boulevard Associates, LLC	Delaware
Rutherford Boulevard Associates Intermediate, LLC	Delaware
Twenty Seventh Street Associates, LLC	Delaware
Twenty Seventh Street Associates Intermediate, LLC	Delaware
Croyden Avenue Associates, LLC (closing 11/08/04)	Delaware
Denton Associates, LLC (closing 11/08/04)	Delaware
Lubbock Two Associates, LLC (closing 11/08/04)	Delaware
Reno Associates, LLC (closing 11/08/04)	Delaware
Savoy Village Associates, LLC (closing 11/08/04)	Delaware
South Carolina Associates, LLC (closing 11/08/04)	Delaware
Monks Road Associates, LLC (closing 11/08/04)	Delaware
Hattiesburg Associates, LLC (closing 11/08/04)	Delaware

3

Sacramento Fourth Avenue Associates, LLC (closing TBD)	Delaware
GrandMarc UCR, LLC (closing 11/08/04)	Delaware
GrandMarc UCR Intermediate, LLC (closing 11/08/04)	Delaware
Orchard Trails Housing, LLC (closing in 2005)	Maine
Fort Hamilton Housing LLC	Delaware
GMH Military Housing — Fort Hamilton LLC	Delaware
GMH/Benham Military Communities LLC	Delaware
Northeast Housing LLC	Delaware
Design Build LLC	Delaware
GMH Military Housing — Navy Northeast LLC	Delaware
Benham Military Communities, LLC	Delaware
GMH Military Housing — Hampton Roads LLC	Delaware
Fort Eustis/Fort Story Housing LLC	Delaware
Stewart Hunter Housing LLC	Delaware
GMH Military Housing — Stewart Hunter LLC	Delaware
GMH Independent Member I, Inc.	Delaware
Fort Carson Family Housing, LLC	Colorado
Fort Carson Reinvestment Trust	Colorado
J.A. Jones Trustee, Inc.	Delaware
RJTL, LLC	Georgia
RPBR, LLC	Georgia
GMH Military Housing — Fort Carson LLC	Delaware
GMH Military Housing Management Fort Carson, LLC	Delaware
Fort Detrick/Walter Reed Army Medical Center Housing LLC	Delaware
GMH Military Housing — FDWR LLC	Delaware

Part (b).	Other Equity Investments.
None.

4

SCHEDULE 7.01

EXISTING LIENS

1.                                      UCC-1 financing statement, filed in the State of Delaware.  The debtors are GMH Communities GP, LLC and the Borrower.  The secured party is Vornado Community GP, LLC.  Description of collateral: all of the debtors’ interests in the Borrower. [Termination Notice to be filed shortly.]

Existing Debt for Student Housing Properties

Property Holding Entity	Property Subject to Lien	Lender	Loan #	Total Monthly Debt Service Payment	Monthly Payment Amount	Interest	Rate	Existing Debt (before Nov 1 debt service)
Binford Street Associates, LLC	Sterling University Lodge	Bank of America	3165560	$56,532.87	$0.00	$47,281.20	4.9200%	$11,160,000.00
Lanier Drive Associates, LLC	Sterling University Pines	Bank of America	3138021	$92,156.68	$8,438.80	$70,465.39	6.9500%	$11,774,212.34
Belle Chase Associates, LLC	Sterling University Court	Bank of America	3137973	$110,883.62	$9,231.71	$77,086.30	6.9500%	$12,880,514.08
Bethel Avenue Associates, LLC	Sterling University Estates	Bank of America	3165552	$73,704.02	$0.00	$45,571.74	4.9520%	$10,687,000.00
Rutherford Boulevard Associates, LLC	Sterling University Gables	Bank of America	3137999	$121,606.39	$10,647.62	$88,909.35	6.9500%	$14,856,053.05
Gainesville Associates, LLC	Sterling University Glades	Bank of America	3138005	$80,090.99	$6,937.93	$57,932.96	6.9500%	$9,680,141.06
Greenville Associates, LLC	Sterling University Manor	Bank of America	3165578	$78,850.52	$0.00	$64,736.27	4.9200%	$15,280,000.00
Twenty Seventh Street Associates, LLC	Sterling University Mills	Bank of America	3165586	$59,445.13	$0.00	$39,994.13	4.9200%	$9,440,000.00
Southeast Region I, LLC	Campus Walk (SER I)	GECC	69-0073840	$29,728.11		$29,728.11	3.9250%*	$8,795,660.00

5

Southeast Region II, LLC	Pirates Cove (SER II)	GECC	79-0031405	$150,396.55	$26,315.42	$84,275.59	4.5500%	$21,509,543.71
Southeast Region III, LLC	University Walk (SER III)	GECC	79-0031403	$74,590.20	$13,249.76	$42,432.61	4.5500%	$10,830,016.81
Burbank Drive Associates, LLC	Sterling University Crescent	Key Bank	01-0010760	$123,838.84	$7,996.29	$101,269.53	8.1800%	$14,376,935.22
Knotty Pine Associates, LLC	Sterling University Heights	Key Bank	01-0014528	$102,708.53	$6,970.16	$71,438.32	7.4400%	$11,150,621.87
Towmed Housing, LLC	Campus Club (Gainesville)	Wachovia	19-5114172	$201,065.43	$20,058.36	$119,100.43	7.4500%	$18,565,124.93
Oak Tree Associates, LLC	Sterling University Greens	Wachovia	26-5950619	$59,962.82	$4,474.37	$45,858.59	7.4400%	$7,157,947.99
Campus Club Associates, LLC	Campus Club — Statesboro	GECC	69-0074295	$78,885.96		$78,885.96	3.9250%*	$23,340,000.00
Lincoln Boulevard Associates, LLC	Campus Connection	GECC	TBD					$17,782,116.00
Southeast Region IV, LLC	Chapel Ridge	GECC	TBD					$20,225,441.00
Lubbock Main Street Associates, LLC	Sterling University Trails	GECC
Lynchburg Associates, LLC	Sterling University Place	GECC	69-0074194	$163,331.81		$163,331.81	3.9250%*	$46,196,475.00
Palisades Drive Associates, LLC	Collegiate Hall	GECC
Total:								$295,687,803.06

_________________

*: floating rate

6

SCHEDULE 7.03

EXISTING INDEBTEDNESS

(as of October 30, 2004)

Existing Debt for Student Housing Properties

Property Holding Entity	Property Subject to Lien	Lender	Loan #	Total Monthly Debt Service Payment	Monthly Payment Amount	Interest	Rate	Existing Debt (before Nov 1 debt service)
Binford Street Associates, LLC	Sterling University Lodge	Bank of America	3165560	$56,532.87	$0.00	$47,281.20	4.9200%	$11,160,000.00
Lanier Drive Associates, LLC	Sterling University Pines	Bank of America	3138021	$92,156.68	$8,438.80	$70,465.39	6.9500%	$11,774,212.34
Belle Chase Associates, LLC	Sterling University Court	Bank of America	3137973	$110,883.62	$9,231.71	$77,086.30	6.9500%	$12,880,514.08
Bethel Avenue Associates, LLC	Sterling University Estates	Bank of America	3165552	$73,704.02	$0.00	$45,571.74	4.9520%	$10,687,000.00
Rutherford Boulevard Associates, LLC	Sterling University Gables	Bank of America	3137999	$121,606.39	$10,647.62	$88,909.35	6.9500%	$14,856,053.05
Gainesville Associates, LLC	Sterling University Glades	Bank of America	3138005	$80,090.99	$6,937.93	$57,932.96	6.9500%	$9,680,141.06
Greenville Associates, LLC	Sterling University Manor	Bank of America	3165578	$78,850.52	$0.00	$64,736.27	4.9200%	$15,280,000.00
Twenty Seventh Street Associates, LLC	Sterling University Mills	Bank of America	3165586	$59,445.13	$0.00	$39,994.13	4.9200%	$9,440,000.00
Southeast Region I, LLC	Campus Walk (SER I)	GECC	69-0073840	$29,728.11		$29,728.11	3.9250%*	$8,795,660.00

7

Southeast Region II, LLC	Pirates Cove (SER II)	GECC	79-0031405	$150,396.55	$26,315.42	$84,275.59	4.5500%	$21,509,543.71
Southeast Region III, LLC	University Walk (SER III)	GECC	79-0031403	$74,590.20	$13,249.76	$42,432.61	4.5500%	$10,830,016.81
Burbank Drive Associates, LLC	Sterling University Crescent	Key Bank	01-0010760	$123,838.84	$7,996.29	$101,269.53	8.1800%	$14,376,935.22
Knotty Pine Associates, LLC	Sterling University Heights	Key Bank	01-0014528	$102,708.53	$6,970.16	$71,438.32	7.4400%	$11,150,621.87
Towmed Housing, LLC	Campus Club (Gainesville)	Wachovia	19-5114172	$201,065.43	$20,058.36	$119,100.43	7.4500%	$18,565,124.93
Oak Tree Associates, LLC	Sterling University Greens	Wachovia	26-5950619	$59,962.82	$4,474.37	$45,858.59	7.4400%	$7,157,947.99
Campus Club Associates, LLC	Campus Club — Statesboro	GECC	69-0074295	$78,885.96		$78,885.96	3.9250%*	$23,340,000.00
Lincoln Boulevard Associates, LLC	Campus Connection	GECC	TBD					$17,782,116.00
Southeast Region IV, LLC	Chapel Ridge	GECC	TBD					$20,225,441.00
Lubbock Main Street Associates, LLC	Sterling University Trails	GECC
Lynchburg Associates, LLC	Sterling University Place	GECC	69-0074194	$163,331.81		$163,331.81	3.9250%*	$46,196,475.00
Palisades Drive Associates, LLC	Collegiate Hall	GECC
Total:								$295,687,803.06

*: floating rate

8

SCHEDULE 7.03

EXISTING INDEBTEDNESS

(as of October 30, 2004)

List of Borrower Guaranty Agreements

Sterling University Lodge: Consent and Assumption Agreement With Release by and among Binford Street Associates, LLC, SUH Wyoming, LLC, Sterling Housing, L.L.C., Borrower and Bank of America, N.A. dated July 29, 2004.

Sterling University Pines: Consent and Assumption Agreement With Release by and among Lanier Drive Associates, LLC, SUH Georgia Southern, L.L.C., Sterling Housing, L.L.C., Borrower, and Bank of America, N.A. dated July 29, 2004.

Sterling University Estates: Consent and Assumption Agreement With Release by and among Bethel Avenue Associates, LLC, SUH Muncie, L.L.C., Sterling Housing, L.L.C., Borrower and Bank of America, N.A. dated July 29, 2004.

Sterling University Glades: Consent and Assumption Agreement With Release by and among Gainesville Associates, LLC, SUH UFLA, L.L.C., Sterling Housing, L.L.C., Borrower and Bank of America, N.A. dated July 29, 2004.

Sterling University Manor: Consent and Assumption Agreement With Release by and among Greenville Associates, LLC, SUH East Carolina, L.L.C., Sterling Housing, L.L.C., Borrower and Bank of America, N.A. dated July 29, 2004.

Sterling University Mills: Consent and Assumption Agreement With Release by and among Twenty Seventh Street Associates, LLC, SUH Northern Iowa, L.L.C., Sterling Housing, L.L.C., Borrower and Bank of America, N.A. dated July 29, 2004.

Sterling University Crescent: Assumption and Modification Agreement by and among Burbank Drive Associates, LLC, SUH Baton Rouge, L.L.C., Wells Fargo Bank, N.A., Houston Fox Fire Apartments, Inc., and Borrower dated July 29, 2004.

Sterling University Heights: Assumption and Modification Agreement by and among Knotty Pine Associates, LLC, SUH Knoxville, L.L.C., Wells Fargo Bank, N.A., Budde-256, Inc., and Borrower dated July 29, 2004.

Sterling University Greens: Substitution of Guarantor Agreement by and among Borrower, Budde-256, Inc., and Wells Fargo Bank, N.A. dated 2004.

9

List of Assumed Debt

1.             That certain Promissory Note dated December 20, 2000 in the original principal amount of $6,475,000 as secured by a certain Open-End Mortgage and Security Agreement, with a principal balance of approximately $4,500,000 as of September 30, 2004, executed by Corporate Flight Services, LLC in favor of General Electric Capital Corporation. [Airplane]

2.             That certain Promissory Note dated August 4, 2000 in the original principal amount of $6,460,000, with a principal balance of approximately $5,800,000 as of September 30, 2004, executed by 353 Associates in favor of Bank of America. [Headquarters]

3.             That certain Note dated August 4, 2000 in the original principal amount of $800,000, with a current principal balance of $130,000 as of September 30, 2004, executed by GMH Associates, Inc in favor of Bank of America. [FF&E]

List of Indemnified Agreements

Student Housing

Campus Club (Gainesville, FL)

1.             Substitution of Indemnitor and Assumption of Obligations of Indemnitor dated January 28, 2000 by Gary M. Holloway in favor of Lasalle National Bank, as Trustee for First Union-Lehman Brothers Commercial Mortgage Pass-Through Certificates, Series 1997-C2, in connection with the assumption of a $20,000,000 loan by Towmed Housing, LLC.

Campus Walk (Oxford, MS), Pirate’s Cove (Greenville, NC),
and University Walk (Charlotte, NC)

1.             Hazardous Materials Indemnity Agreement dated February 2, 2004 by Southeast Region I, LLC and Gary M. Holloway in favor of General Electric Capital Corporation in connection with a loan in the amount of $8,796,615 to Southeast Region I, LLC.

2.             Hazardous Materials Indemnity Agreement dated February 27, 2004 by Southeast Region II, LLC and Gary M. Holloway in favor of General Electric Capital Corporation in connection with a loan in the amount of $21,698,955 to Southeast Region II, LLC.

3.             Joinder dated February 27, 2004 by Gary M. Holloway guarantying the performance of Southeast Region II, LLC of all obligations and liabilities for which it is personally liable in connection with a loan in the amount of $21,698,955 to Southeast Region II, LLC.

10

4.             Hazardous Materials Indemnity Agreement dated February 27, 2004 by Southeast Region III, LLC and Gary M. Holloway in favor of General Electric Capital Corporation in connection with a loan in the amount of $10,925,385 to Southeast Region III, LLC.

5.             Joinder dated February 27, 2004 by Gary M. Holloway guarantying the performance of Southeast Region III, LLC of all obligations and liabilities for which it is personally liable in connection with a loan in the amount of $10,925,385 to Southeast Region III, LLC.

Campus Club (Statesboro, GA)

1.             Hazardous Materials Indemnity Agreement dated August 20, 2004 by Campus Club Associates, LLC and Borrower in favor of General Electric Capital Corporation in connection with a loan in the amount of $23,355,000 to Campus Club Associates, LLC.

Sterling University Trails (Lubbock,TX), Sterling University Place (Lynchburg, VA),  and Collegiate Hall (Birmingham, AL)

1.             Hazardous Materials Indemnity Agreement dated August 20, 2004 by and among Lubbock Main Street Associates, LLC, Lynchburg Associates, LLC, Palisades Drive Associates, LLC, and Borrower in favor of General Electric Capital Corporation in connection with a loan contemporaneously guaranteed by Lubbock, Lynchburg and Palisades.

Headquarters

1.             Guaranty and Security Agreement dated August 4, 2000 by Gary M. Holloway in favor of Bank of America (successor in interest to Summit Bank) in connection with a Promissory Note in the amount of $6,460,000 by 353 Associates.

2.             Guaranty and Security Agreement dated August 4, 2000 by Gary M. Holloway in favor of Bank of America (successor in interest to Summit Bank) in connection with a Note in the amount of $800,000 by GMH Associates, Inc.

Airplane

1.             Individual Guaranty dated December 20, 2000 by Gary M. Holloway in favor of General Electric Capital Corporation in connection with a Promissory Note in the amount of $6,475,000 by Corporate Flight Services, LLC.

11

Military Housing

Fort Stewart/Hunter

1.             Exceptions to Nonrecourse Guaranty dated November 1, 2003 by GMH Capital Partners, L.P. in favor of GMAC Commercial Holding Capital Corp. and AMBAC Assurance Corporation in connection with a loan in the amount of $246,500,000 to Stewart Hunter Housing LLC.

2.             Indemnity dated November 1, 2003 by GMH Associates, Inc. in favor of GMAC Commercial Holding Capital Corp. and AMBAC Assurance Corporation in connection with a loan in the amount of $246,500,000 to Stewart Hunter Housing LLC.

3.             Environmental Indemnification Agreement dated November 1, 2003 by GMH Associates, Inc. in favor of GMAC Commercial Holding Capital Corp. and AMBAC Assurance Corporation in connection with a loan in the amount of $246,500,000 to Stewart Hunter Housing LLC.

4.             Guaranty dated November 1, 2003 by GMH Associates, Inc. and Gary M. Holloway in favor of Stewart Hunter Housing, LLC and The United States of America.

Fort Hamilton

1.             Agreement of Environmental Indemnification dated May 1, 2004 by Fort Hamilton Housing LLC, GMH Military Housing — Fort Hamilton LLC, and GMH Capital Partners, L.P. in favor of Lehman Brothers, Inc., The Bank of New York, as Master Trustee and as Bond Trustee, and New York City Housing Development Corporation in connection with a $47,545,000 loan to Fort Hamilton Housing LLC.

2.             Guaranty of Completion dated June 1, 2004 by GMH Capital Partners, L.P. in favor of The Bank of New York in connection with a $47,545,000 loan to Fort Hamilton Housing LLC.

Fort Detrick/Walter Reed

1.             General Guaranty dated July 1, 2004 by Fort Detrick/Walter Reed Army Medical Center Housing LLC in favor of GMAC Holding Capital Corp. and AMBAC Assurance Corporation in connection with a $83,200,000 loan to FDWR Parent LLC.

2.             Environmental Indemnification Agreement (Borrower) dated July 1, 2004 by FDWR Parent LLC in favor of GMAC Holding Capital Corp. and AMBAC Assurance Corporation in connection with a $83,200,000 loan to FDWR Parent LLC.

12

3.             Environmental Indemnification Agreement (Guarantor) dated July 1, 2004 by Fort Detrick/Walter Reed Army Medical Center Housing LLC in favor of GMAC Holding Capital Corp. and AMBAC Assurance Corporation in connection with a $83,200,000 loan to FDWR Parent LLC.

4.             Guaranty dated July 1, 2004 by FDWR Parent LLC and Fort Detrick/Walter Reed Army Medical Center Housing LLC in favor  of AMBAC Assurance Corporation in connection with a $83,200,000 loan to FDWR Parent LLC.

5.             Guaranty dated July 1, 2004 GMH Associates, Inc. and Gary M. Holloway in favor of FDWR Parent LLC and United States of America in connection with a $83,200,000 loan to FDWR Parent LLC.

Fort Carson

1.             Limited Guaranty dated November 28, 2003 by GMH Military Housing-Fort Carson LLC to and for the benefit of J.P. Morgan Trust Company, National Association.

2.             General Indemnity Agreement dated November 28, 2003 by GMH Military Housing-Fort Carson LLC in favor of Fireman’s Insurance Company, The American Insurance Company, National Surety Corporation, Associated Indemnity Corporation, and American Automobile Insurance Company.

13

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

GMH OPERATING PARTNERSHIP:

GMH COMMUNITIES, LP, a Delaware limited partnership

10 Campus Blvd.

Newton Square, PA 19073

Attention:  Joseph Macchione

Telephone:  610.355.8180

Telecopier:  610.359.0572

Electronic Mail:  jmacchione@gmh-inc.com

Website Address: www.gmh-inc.com

TRUST:

GMH COMMUNITIES TRUST, a Maryland real estate investment trust

10 Campus Blvd.

Newton Square, PA 19073

Attention:  Joseph Macchione

Telephone:  610.355.8180

Telecopier:  610.359.0572

Electronic Mail:  jmacchione@gmh-inc.com

Website Address: www.gmh-inc.com

14

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

901 Main Street, 64th Floor

Mail Code:  TX1-492-64-01

Dallas, Texas  75202

Attention:  Mr. Ron Odlozil

Telephone:  214.209.1512

Telecopier:  214.209.0085

Electronic Mail:  ron.odlozil@bankofamerica.com

Account No.:

Ref:

ABA# 111000012

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

901 Main Street, 14th Floor

Mail Code:  TX1-492-14-01

Dallas, Texas  75202

Attention:  Henry C. Pennell

Telephone:  214.209.1226

Telecopier:  214.290.9448

Electronic Mail:  henry.pennell@bankofamerica.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations-Los Angeles #22621

333 S. Beaudry Avenue, 19th Floor

Mail Code:  CA9-703-19-23

Los Angeles, CA 90017-1466

Attention:                                         Sandra Leon

                                                                                                Vice President

Telephone:  213.345.5231

Telecopier:  213.345.6694

Electronic Mail:  Sandra.Leon@bankofamerica.com

15

SWING LINE LENDER:

Bank of America, N.A.

Agency Management

901 Main Street, 14th Floor

Mail Code:  TX1-492-14-01

Dallas, Texas  75202

Attention:  Henry C. Pennell

Telephone:  214.209.1226

Telecopier: 214.290.9448

Electronic Mail:  henry.pennell@bankofamerica.com

Account No.:

Ref:

ABA# 111000012

16

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                           ,

To:                              Bank of America, N.A., as Administrative Agent

Borrower:

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 8, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GMH Communities Trust, each of the Subsidiary Borrowers defined therein, GMH Communities, LP, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Borrower hereby requests (select one):

☐  A Borrowing of Committed Loans                                                                                           ☐  A conversion or continuation of Loans

1.                             On                                                                      (a Business Day).

2.                             In the amount of $                                              .

3.                             Comprised of                                                      .
                                                                    [Type of Committed Loan requested]

4.             For Eurodollar Rate Loans:  with an Interest Period of                       months.

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

BORROWER:

                                              , a

By:

               Name:

               Title:

17

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:                                     ,

To:                              Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 8, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GMH Communities Trust, each of the Subsidiary Borrowers defined therein, GMH Communities, LP, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.                             On                                                                                              (a Business Day).

2.                             In the amount of $                                              .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

GMH COMMUNITIES, LP, a Delaware limited partnership

By:	GMH Communities GP Trust, a Delaware trust, its General Partner

By:
Name:
Title:

18

EXHIBIT C

FORM OF NOTE

November 8, 2004

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                                or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement dated as of November 8, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, GMH Communities Trust, each of the other Borrowers defined therein,  the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of each Guaranty.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

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THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BORROWER:

                                           , a

By:

Name:

Title:

20

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

21

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:               , 20

To:                              Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 8, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GMH Communities Trust (the “Trust”), GMH Communities, L.P. (“GMH Operating Partnership”), each Subsidiary Borrower party thereto from time to time (GMH Operating Partnership and the Subsidiary Borrowers are collectively, “Borrowers” and individually a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                            of the Trust, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of the Trust and Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Trust ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Trust ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Companies in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions

22

 and condition (financial or otherwise) of the Companies during the accounting period covered by the attached financial statements.

3.             A review of the activities of the Companies during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Companies performed and observed all of their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Companies performed and observed each covenant and condition of the Loan Documents applicable to them.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.             The representations and warranties of the Trust and each Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a)(i) and (a)(ii) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.             The financial covenant analyses and information set forth on Schedule 2 and Schedule 3 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                             ,               .

TRUST:

GMH COMMUNITIES TRUST, a Maryland real estate investment trust

By:

                Name:

                Title:

23

Acknowledged and Agreed:

GMH OPERATING PARTNERSHIP:

GMH COMMUNITIES, L.P., a Delaware limited partnership

By:                             GMH COMMUNITIES GP TRUST, a Delaware trust, its sole General Partner

                By:

                               Name:

                               Title:

24

For the Quarter/Year ended                                           (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.10(a) — Minimum Net Worth.

	A.	GAAP Net Worth:	$

	B.	Intangible Assets	$

	C.	Accumulated Depreciation and Amortization	$

	D.	Consolidated Tangible Net Worth (Line I.A. — Line I.B. + Line I.C.)	$

	E.	75% of Net Proceeds of Equity Issuances after date of the Agreement:	$

	F.	Minimum required Net Worth ($275,000,000 + Line I.E.):	$

	G.	Excess or (deficiency) for covenant compliance (Line I.D. — I.F.):	$

II.	Section 7.10(b) —Interest Coverage Ratio.

	A.	Consolidated EBITDA (See Schedule 2)	$

	B.	Capital Expenditure Reserve	$

	C.	Adjusted EBITDA (Line II.A. — Line II.B.)	$

	D.	Interest Expense	$

	E.	Ratio of Line II.C. to II.D.

		Minimum Required	2.0 to 1.0

III.	Section 7.10(c) —Fixed Charge Coverage Ratio.

	A.	Consolidated EBITDA (See Schedule 2)	$

	B.	Capital Expenditure Reserve	$

25

	C.	Adjusted EBITDA (Line III.A. — Line III.B.)	$

	D.	Interest Expense	$

	E.	Preferred Stock Dividends	$

	F.	Scheduled Principal Payments (excluding balloon payments)

	G.	Fixed Charges (Line III.D. + Line III.E + Line III.F.)

	H.	Ratio of III.C. to III.G.

		Minimum Required	1.75 to 1.0

IV.	Section 7.10(d) —Unsecured Interest Coverage Ratio.

	A.	NOI from Unencumbered Properties (See Schedule 2)	$

	B.	Consolidated EBITDA from operation of Military Housing Projects less development and construction fee income (i.e. management fees and equity returns)	$

	C.	Consolidated EBITDA from operation of Student Housing Projects owned by third parties	$

	D.	Capital Expenditure Reserve	$

	E.	Adjusted Borrowing Base Cash Flow (Line IV.A. + Line IV.B. + Line IV.C. — Line IV.D.)	$

	F.	Interest Expense on Indebtedness which is not Secured Debt	$

	G.	Ratio of IV.E. to IV.F.

		Minimum Required	2.25 to 1.0

26

V.	Section 7.10(e) — Total Leverage Ratio.

	A.	Liabilities	$

	B.	Total Asset Value (See Schedule 1)	$

	C.	Ratio of V.A. to V.B.

		Maximum Allowed	[60% after December 31, 2005]
[62.5% through December 31, 2005]

VI.	Section 7.10(f) —Total Recourse Debt.

	A.	Actual Recourse Debt (including the Obligations)	$

	B.	Borrowing Base Value (See Schedule 1)	$

	C.	(Excess) or deficiency for covenant compliance (Line VI.A. — VI.B.):	$

VII.	Section 7.03(f) — Recourse Debt other than the Obligations.

	A.	Actual Recourse Debt (excluding the Obligations)	$

	B.	Maximum Permitted	$25,000,000

	C.	(Excess) or deficiency for covenant compliance (Line VII.A. — VII.B.):	$

VIII.	Section 7.05(d) and (e) —Restricted Payments.

	A.	GMH Operating Partnership:

		(i) Funds from Operations	$

		(ii) Distributions	$

(iii) Percent (ii) / (i) (not to exceed 95%)

	B.	Trust:

		(i) Funds from Operations	$

		(ii) Distributions	$

(iii) Percent (ii) / (i) (not to exceed 95%)

27

IX.           Section 7.02(b) — Investments

Investments		Amount	Total Asset Value		Maximum Allowed

(i)	Investments in raw land	$		%	10%

(ii)	Investments in Properties under construction	$		%	20%

(iii)	Unconsolidated Affiliates	$		%	20%

(iv)	Other Non-Real Estate Investments	$		%	10%

(v)	Indebtedness secured by Real Property	$		%	10%

(vi)	All Investments described in (i) through (v) above	$		%	30%

X.	Section 7.10(g) — Maximum Unhedged Variable Rate Debt

	A.	Actual Variable Rate Debt	$

	B.	Total Indebtedness	$

	C.	Ratio of Line X.A. to Line X.B.

	D.	Maximum Permitted	30%

28

                                                                                            SCHEDULE 3

TO COMPLIANCE CERTIFICATE

CALCULATION OF TOTAL ASSET VALUE AND BORROWING BASE VALUE

A.                                   TOTAL ASSET VALUE:

1.                                       $                                                        (a) (i) The Companies’ NOI from Student Housing Projects for the three month period ending on the last day of the fiscal quarter ending on date of determination times (ii) 4, divided by (b) 8.5%.

2.                                       $                                                        Approved Costs of each Student Housing Project  acquired  during the fiscal quarter ending on the date of determination.

3.                                     $                                                       (a) (i) The Companies’ Military Housing EBITDA for the three month period ending on the last day of the fiscal quarter ending on date of determination times (ii) 4, multiplied by (b) 8.

4.                                     $                                                        (a) (i) Consolidated EBITDA from the Companies’ management of third party owned Student Housing Projects for the three month period ending on the last day of the fiscal quarter ending on date of determination times (ii) 4, multiplied by (b) 3.

5.                                       $                                                       Sum of Items 3 and 4 (limited to 20% of Total Asset Value).

6.                                       $                                                       Book value of other assets (excluding owned real estate) owned by the Borrowers and Guarantors, as determined on a consolidated basis in accordance with GAAP.

7.                                     $                                                       Sum of Items 1, 2, 5, and 6.

29

B.                                     BORROWING BASE VALUE:

1.                                       $                                                       (a) (i) The Companies’ NOI from Student Housing Projects for the three month period ending on the last day of the fiscal quarter ending on date of determination times (ii) 4, divided by (b) 8.5%.

2.                                     $                                                       Approved Costs of each Student Housing Project  acquired  during the fiscal quarter ending on the date of determination.

3.                                       $                                                       Sum of Item 1 + Item 2.*

4.                                       $                                                       Item 3 multiplied by 0.60.

5.                                       $                                                       (a) (i) The Companies’ Military Housing EBITDA for the three month period ending on the last day of the fiscal quarter ending on date of determination times (ii) 4, multiplied by (b) 8.

6.                                       $                                                       (a) (i) Consolidated EBITDA from the Companies’ management of third party owned Student Housing Projects for the three month period ending on the last day of the fiscal quarter ending on date of determination times (ii) 4, multiplied by (b) 3.

7.                                       $                                                       Sum of Item 5 + Item 6 (limited to 35% of Borrowing Base Value).

8.                                       $                                                       Item 7 multiplied by 0.50.

9.                                     $                                                       Sum of 4 + 8.

* The Unencumbered Asset Value of any single Unencumbered Property may not exceed 30% of the Borrowing Base Value

30

                                                                                            SCHEDULE 3

TO COMPLIANCE CERTIFICATE

($ in 000’s)

NOI from Unencumbered Properties	Most Recent Fiscal Quarter Annualized
rental, management, and operating income from Student Housing Projects	$
-property operating expenses	$
-real estate taxes	$
-bad debt expense	$
-other operating expenses and property charges related to operation of Student Housing Projects	$
+debt service	$
+income taxes paid	$
+depreciation, amortization, and other non-cash expenses	$
=NOI from Unencumbered Properties	$

31

Consolidated EBITDA	Most Recent Fiscal Quarter Annualized
Consolidated Net Income	$
+Consolidated Interest Charges	$
+income taxes	$
+depreciation expense	$
+amortization expense	$
+non-recurring non-cash expenses	$
-income tax credits	$
-non-cash income	$
=Consolidated EBITDA	$

32

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                       Assignor:

2.                                       Assignee:                                                                           [and is an Affiliate/Approved Fund of [identify Lender]]

3.                                       Borrower(s):

4.                                       Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                       Credit Agreement: Credit Agreement, dated as of November 8, 2004, among GMH Communities Trust, each of the Subsidiary Borrowers defined therein, GMH Communities, LP, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender.

33

6.             Assigned Interest:

Aggregate Amount of Commitment for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment(1)		CUSIP Number

$	$		%
$	$		%
$	$		%

[7.            Trade Date:                                                                       ](2)

Effective Date:                                          , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

        Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

        Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as

  Administrative Agent

By:

      Title:

(1) Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

(2) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

34

Consented to:

BORROWERS:

By:

      Title:

TRUST:

GMH COMMUNITIES TRUST

By:

      Title:

35

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

36

2.         Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

37

EXHIBIT F-1

FORM OF TRUST GUARANTY

UNCONDITIONAL GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is executed as of November 8, 2004, by GMH COMMUNITIES TRUST, a Maryland real estate investment trust (“Guarantor”), for the benefit of the Credit Parties defined below.  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement  (as defined below).

R E C I T A L S:

1.             GMH Communities, LP, a Delaware limited partnership (“GMH Operating Partnership”), and each of the Subsidiary Borrowers (GMH Operating Partnership and the Subsidiary Borrowers are collectively, “Borrowers” and individually a “Borrower”) may from time to time be indebted to Credit Parties pursuant to that certain Credit Agreement dated of even date herewith (herein referred to, together with all amendments, modifications, restatements, or supplements thereof, as the “Credit Agreement”), by and between Borrowers, Guarantor, Bank of America, N.A., a national banking association (“Administrative Agent”), as Administrative Agent, and Lenders defined therein (Administrative Agent and Lenders, together with their respective successors and assigns are herein called “Credit Parties”).

2.             The Credit Parties are not willing to make loans under the Credit Agreement or otherwise extend credit to Borrowers unless Guarantor unconditionally guarantees payment of all present and future indebtedness and obligations of Borrowers to Credit Parties under the Credit Agreement and the Loan Documents.

3.             Guarantor will benefit from Credit Parties’ extension of credit to Borrowers.

NOW, THEREFORE, as an inducement to Credit Parties to enter into the Credit Agreement and to make loans to Borrowers thereunder, and to extend such credit to Borrowers as Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby guarantees payment of the Guaranteed Obligations (hereinafter defined) as more specifically described hereinbelow in Section 1 and hereby agrees as follows:

1.             Guaranty.  Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of each Borrower to Credit Parties arising under the Credit Agreement and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by Lender in connection with

38

the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”).  The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guaranty.  The obligations of Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

2.             No Setoff or Deductions; Taxes. Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to Credit Parties so that no withholding tax is imposed on the payment.  If notwithstanding the foregoing, Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which any Credit Party’s principal office or actual lending office is located and (b) measured by the United States taxable income Credit Parties would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that Lender receives the sum it would have received had no such deduction or withholding been made and shall also pay to Credit Parties, on demand, all additional amounts which Credit Parties specify as necessary to preserve the after-tax yield Credit Parties would have received if such taxes had not been imposed.  Guarantor shall promptly provide Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3.             No Termination.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of Credit Parties or facilities provided by Credit Parties with respect to the Guaranteed Obligations are terminated.  At Lender’s option, all payments under this Guaranty shall be made to Administrative Agent’s office in U.S. Dollars.

4.             Waiver of Notices.  Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which Guarantor might otherwise be entitled.

5.             Subrogation.  Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any

39

amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of Credit Parties or facilities provided by Credit Parties with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Credit Parties and shall forthwith be paid to Credit Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6.             Waiver of Suretyship Defenses.  Guarantor agrees that Administrative Agent on behalf of Lenders may, at any time and from time to time, and without notice to Guarantor, make any agreement with any Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantor under this Guaranty.  Guarantor waives any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of any Borrower, or any claim that Guarantor’s obligations exceed or are more burdensome than those of any Borrower and waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder.  Guarantor waives any right to enforce any remedy which any Credit Party now has or may hereafter have against any Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Credit Parties.  Further, Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of Guarantor.

7.             Exhaustion of Other Remedies Not Required.  The obligations of Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  Guarantor waives diligence by Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring Credit Parties to exhaust any right or remedy or to take any action against any Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against Guarantor.

8.             Reinstatement.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9.             Subordination.  Guarantor hereby subordinates the payment of all obligations and indebtedness of each Borrower owing to Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of each Borrower to Guarantor as subrogee of Credit Parties or resulting from Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If Administrative Agent so requests, any such obligation or indebtedness of any Borrower to Guarantor shall be enforced and performance received by Guarantor as trustee for Lender and the proceeds thereof shall be paid over to Lender on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

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10.          Information.  Guarantor agrees to furnish promptly to Administrative Agent any and all financial or other information regarding Guarantor or its property as Administrative Agent may reasonably request in writing.

11.          Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Administrative Agent.

12.          Expenses.  Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of Credit Parties’ rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of Credit Parties in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.  The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

13.          Amendments.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent and Guarantor.

14.          No Waiver; Enforceability.  No failure by Credit Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

15.          Assignment; Governing Laws; Jurisdiction.  This Guaranty shall (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void), (b) inure to the benefit of Credit Parties and their successors and assigns and Credit Parties may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part, and (c) be governed by the internal laws of the State of New York.  Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by Credit Parties in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified in Section 10.02 of the Credit Agreement.  Guarantor agrees that Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in Credit Parties’ possession concerning Guarantor, this Guaranty and any security for this Guaranty.

16.          Condition of Borrowers.  Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower such information concerning the

41

financial condition, business and operations of such Borrower as Guarantor requires, and that Credit Parties have no duty, and Guarantor is not relying on Credit Parties at any time, to disclose to Guarantor any information relating to the business, operations or financial condition of any Borrower.

17.          Setoff.  If and to the extent any payment is not made when due hereunder, Credit Parties may setoff and charge from time to time any amount so due against any or all of Guarantor’s accounts or deposits with Credit Parties.

18.          Other Guarantees.  Unless otherwise agreed by Administrative Agent and Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantor for the benefit of Credit Parties or any term or provision thereof.

19.          Representations and Warranties.  Guarantor represents and warrants that (i) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (ii) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (iii) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; (iv) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect; (v) by virtue of its relationship with Borrowers, the execution, delivery and performance of this Guaranty is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty; and (vi) the financial information, that has been delivered to Administrative Agent by or on behalf of Guarantor, is complete and correct in all respects and accurately presents the financial condition and the operational results of Guarantor and since the date of the most recent financial statements delivered to Administrative Agent, there has been no material adverse change in the financial condition or operational results of Guarantor.

20.          WAIVER OF JURY TRIAL; FINAL AGREEMENT.  TO THE EXTENT ALLOWED BY APPLICABLE LAW, GUARANTOR AND CREDIT PARTIES EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank.  Signature page to follow]

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GUARANTOR:

GMH COMMUNITIES TRUST,

a Maryland real estate investment trust, as Guarantor

By:

Name:

Title:

43

EXHIBIT F-2

FORM OF SUBSIDIARY GUARANTY

UNCONDITIONAL GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is executed as of November 8, 2004, by EACH OF THE MATERIAL SUBSIDIARIES LISTED ON SCHEDULE 1 ATTACHED HERETO or who become a party hereto pursuant to Paragraph 21 below (each a “Guarantor” and collectively, “Guarantors”), for the benefit of the Credit Parties defined below. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement  (as defined below).

R E C I T A L S:

1.             GMH Communities, LP, a Delaware limited partnership (“GMH Operating Partnership”), and each of the Subsidiary Borrowers (GMH Operating Partnership and the Subsidiary Borrowers are collectively, “Borrowers” and individually a “Borrower”) may from time to time be indebted to Credit Parties pursuant to that certain Credit Agreement dated of even date herewith (herein referred to, together with all amendments, modifications, restatements, or supplements thereof, as the “Credit Agreement”), by and between Borrowers, GMH Communities Trust, a Maryland real estate investments trust, Bank of America, N.A., a national banking association (“Administrative Agent”), as Administrative Agent, and the Lenders defined therein (Administrative Agent and Lenders, together with their respective successors and assigns are herein called “Credit Parties”).

2.             Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

3.             The Credit Parties are not willing to make loans under the Credit Agreement or otherwise extend credit to Borrowers unless Guarantors unconditionally guarantee payment of all present and future indebtedness and obligations of each Borrower to the Credit Parties under the Credit Agreement and the Loan Documents.

4.             Each Guarantor will, directly or indirectly, benefit from the Credit Parties’ extension of credit to Borrowers.

NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make loans to Borrowers thereunder, and to extend such credit to Borrowers as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantors hereby jointly and severally guarantee payment of the Guaranteed Debt (hereinafter defined) as more specifically described hereinbelow in Section 1 and hereby agree as follows:

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SECTION 1

NATURE AND SCOPE OF GUARANTY

1.             Guaranty.  Each Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of each Borrower to the Credit Parties arising under the Credit Agreement and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by the Credit Parties in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”).  Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty.  The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

2.             No Setoff or Deductions; Taxes. Each Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by any Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If any Guarantor must make a payment under this Guaranty, such Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to the Credit Parties so that no withholding tax is imposed on the payment.  If notwithstanding the foregoing, any Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which any Credit Parties’ principal office or actual lending office is located and (b) measured by the United States taxable income the Credit Parties would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by such Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, such Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the Credit Parties receives the sum it would have received had no such deduction or withholding been made and shall also pay to the Credit Parties, on demand, all additional amounts which the Credit Parties specifies as necessary to preserve the after-tax yield the Credit Parties would have received if such taxes had not been imposed.  Guarantors shall promptly provide Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3.             No Termination.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed

45

Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated.  At Administrative Agent’s option, all payments under this Guaranty shall be made at Administrative Agent’s Office in U.S. Dollars.

4.             Waiver of Notices.  Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. each Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which any Guarantor might otherwise be entitled.

5.             Subrogation.  No Guarantor shall exercise right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Credit Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6.             Waiver of Suretyship Defenses.  Each Guarantor agrees that Administrative Agent on behalf of the Lenders may, at any time and from time to time, and without notice to Guarantors, make any agreement with any Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of any Guarantor under this Guaranty.  Each Guarantor waives any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that any Guarantor’s obligations exceed or are more burdensome than those of any Borrower and waives the benefit of any statute of limitations affecting the liability of any Guarantor hereunder.  Each Guarantor waives any right to enforce any remedy which any Credit Party now has or may hereafter have against any Borrower and waives any benefit of and any right to participate in any security now or hereafter held by the Credit Parties.  Further, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any Guarantor.

7.             Exhaustion of Other Remedies Not Required.  The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  Each Guarantor waives diligence by the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the Credit Parties to exhaust any right or remedy or to take any action against Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against any Guarantor, including but not limited to the benefits of Chapter 34 of the Texas Business and Commerce Code, §17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure, or any similar statute.

46

8.             Reinstatement.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9.             Subordination.  Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to such Guarantor as subrogee of the Credit Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If Administrative Agent so requests, any such obligation or indebtedness of each Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Credit Parties and the proceeds thereof shall be paid over to Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

10.          Information.  Each Guarantor agrees to furnish promptly to Administrative Agent any and all financial or other information regarding such Guarantor or its property as Administrative Agent may reasonably request in writing.

11.          Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantors immediately upon demand by Administrative Agent.

12.          Expenses.  Guarantors shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Credit Parties’ rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Credit Parties in any case commenced by or against any Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.  The obligations of Guarantors under the preceding sentence shall survive termination of this Guaranty.

13.          Amendments.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent and Guarantors.

14.          No Waiver; Enforceability.  No failure by the Credit Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

15.          Assignment; Governing Laws; Jurisdiction.  This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this

47

Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Credit Parties and their successors and assigns and the Credit Parties may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part, and (c) be governed by the internal laws of the State of Texas.  Each Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by Administrative Agent in connection with such action or proceeding shall be binding on each Guarantor if sent to such Guarantor by registered or certified mail at its address specified below.  Each Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties’ possession concerning any Guarantor, this Guaranty and any security for this Guaranty.

16.          Condition of Borrower.  Guarantors acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower such information concerning the financial condition, business and operations of such Borrower as Guarantors require, and that Credit Parties have no duty, and Guarantors are not relying on the Credit Parties at any time, to disclose to Guarantors any information relating to the business, operations or financial condition of Borrower.

17.          Setoff.  If and to the extent any payment is not made when due hereunder, the Credit Parties may setoff and charge from time to time any amount so due against any or all of Guarantors’ accounts or deposits with any Credit Parties.

18.          Other Guarantees.  Unless otherwise agreed by Administrative Agent and Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantors for the benefit of the Credit Parties or any term or provision thereof.

19.          Representations and Warranties.  Each Guarantor represents and warrants that (i) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (ii) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (iii) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; (iv) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect; (v) by virtue of its relationship with Borrower, the execution, delivery and performance of this Guaranty is for the direct benefit of such Guarantor and it has received adequate consideration for this Guaranty; and (vi) the financial information, that has been delivered to Administrative Agent by or on behalf of such Guarantor, is complete and correct in all respects and accurately presents the financial condition and the operational results of such Guarantor and since the date of the most recent financial statements delivered to Administrative Agent, there has been no material adverse change in the financial condition or operational results of such Guarantor.

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20.          WAIVER OF JURY TRIAL; FINAL AGREEMENT.  TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND THE CREDIT PARTIES EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

21.          Additional Guarantors.  The initial Guarantors hereunder shall be each of the Material Subsidiaries that are signatories hereto and that are listed on Schedule 1 attached hereto.  From time to time subsequent to the time hereof, additional Material Subsidiaries may become parties hereto as additional Guarantors (each an “Additional Guarantor”) pursuant to Section 6.12 of the Credit Agreement by executing a counterpart of this Guaranty Agreement in the form of Exhibit A attached hereto.  Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Administrative Agent not to cause any Material Subsidiary to become an Additional Guarantor hereunder.  This Guaranty Agreement shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

22.          Release of Guarantors.  Pursuant to Section 9.10 of the Credit Agreement, any Guarantor may be released from its obligations under this Guaranty Agreement by Administrative Agent’s execution of a Release of Guaranty in the form of Exhibit B attached hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

EXECUTED as of the day and year first above written.

GUARANTORS:

By:

Name:

Title:

49

SCHEDULE 1 to Form of Subsidiary Guaranty

INITIAL GUARANTORS

[To be Provided]

50

EXHIBIT A to Form of Subsidiary Guaranty

COUNTERPART TO SUBSIDIARY GUARANTY

In witness whereof, the undersigned Additional Guarantor has caused this Guaranty Agreement to be executed and delivered by its officer thereunto duly authorized as of                        , 20    .

[NAME OF ADDITIONAL GUARANTOR]

By:

Name:

Title:

51

EXHIBIT B to Form of Subsidiary Guaranty

FORM OF RELEASE OF GUARANTOR

In witness whereof, the undersigned Administrative Agent, for itself and on behalf of each of the Credit Parties, hereby releases and discharges                             from any and all obligations and liabilities of                             to the Credit Parties under that certain Unconditional Guaranty Agreement dated as of November 8, 2004, executed by the Material Subsidiaries described therein in favor of the Credit Parties defined therein.

BANK OF AMERICA, NA, as Administrative Agent

By:

                Name:

                Title:

52

EXHIBIT F-3

FORM OF GMH OPERATING PARTNERSHIP GUARANTY

UNCONDITIONAL GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is executed as of November 8, 2004, by GMH COMMUNITIES, L.P., a Delaware limited partnership (“Guarantor”), for the benefit of the Credit Parties defined below.  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement  (as defined below).

R E C I T A L S:

1.             Each of the Subsidiary Borrowers (collectively, “Borrowers” and individually a “Borrower”) may from time to time be indebted to Credit Parties pursuant to that certain Credit Agreement dated of even date herewith (herein referred to, together with all amendments, modifications, restatements, or supplements thereof, as the “Credit Agreement”), by and between Borrowers, Guarantor, GMH Communities Trust, Bank of America, N.A., a national banking association (“Administrative Agent”), as Administrative Agent, and Lenders defined therein (Administrative Agent and Lenders, together with their respective successors and assigns are herein called “Credit Parties”).

2.             The Credit Parties are not willing to make loans under the Credit Agreement or otherwise extend credit to Borrowers unless Guarantor unconditionally guarantees payment of all present and future indebtedness and obligations of Borrowers to Credit Parties under the Credit Agreement and the Loan Documents.

3.             Guarantor will benefit from Credit Parties’ extension of credit to Borrowers.

NOW, THEREFORE, as an inducement to Credit Parties to enter into the Credit Agreement and to make loans to Borrowers thereunder, and to extend such credit to Borrowers as Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby guarantees payment of the Guaranteed Obligations (hereinafter defined) as more specifically described hereinbelow in Section 1 and hereby agrees as follows:

1.             Guaranty.  Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of each Borrower to Credit Parties arising under the Credit Agreement and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by Lender in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”).  The Administrative

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Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guaranty.  The obligations of Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

2.             No Setoff or Deductions; Taxes. Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to Credit Parties so that no withholding tax is imposed on the payment.  If notwithstanding the foregoing, Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which any Credit Party’s principal office or actual lending office is located and (b) measured by the United States taxable income Credit Parties would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph 2, Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that Lender receives the sum it would have received had no such deduction or withholding been made and shall also pay to Credit Parties, on demand, all additional amounts which Credit Parties specify as necessary to preserve the after-tax yield Credit Parties would have received if such taxes had not been imposed.  Guarantor shall promptly provide Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3.             No Termination.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of Credit Parties or facilities provided by Credit Parties with respect to the Guaranteed Obligations are terminated.  At Lender’s option, all payments under this Guaranty shall be made to Administrative Agent’s office in U.S. Dollars.

4.             Waiver of Notices.  Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which Guarantor might otherwise be entitled.

5.             Subrogation.  Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of

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Credit Parties or facilities provided by Credit Parties with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Credit Parties and shall forthwith be paid to Credit Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6.             Waiver of Suretyship Defenses.  Guarantor agrees that Administrative Agent on behalf of Lenders may, at any time and from time to time, and without notice to Guarantor, make any agreement with any Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantor under this Guaranty.  Guarantor waives any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of any Borrower, or any claim that Guarantor’s obligations exceed or are more burdensome than those of any Borrower and waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder.  Guarantor waives any right to enforce any remedy which any Credit Party now has or may hereafter have against any Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Credit Parties.  Further, Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of Guarantor.

7.             Exhaustion of Other Remedies Not Required.  The obligations of Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  Guarantor waives diligence by Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring Credit Parties to exhaust any right or remedy or to take any action against any Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against Guarantor.

8.             Reinstatement.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9.             Subordination.  Guarantor hereby subordinates the payment of all obligations and indebtedness of each Borrower owing to Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of each Borrower to Guarantor as subrogee of Credit Parties or resulting from Guarantor’s performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If Administrative Agent so requests, any such obligation or indebtedness of any Borrower to Guarantor shall be enforced and performance received by Guarantor as trustee for Lender and the proceeds thereof shall be paid over to Lender on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

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10.          Information.  Guarantor agrees to furnish promptly to Administrative Agent any and all financial or other information regarding Guarantor or its property as Administrative Agent may reasonably request in writing.

11.          Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of any Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Administrative Agent.

12.          Expenses.  Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of Credit Parties’ rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of Credit Parties in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.  The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

13.          Amendments.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent and Guarantor.

14.          No Waiver; Enforceability.  No failure by Credit Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

15.          Assignment; Governing Laws; Jurisdiction.  This Guaranty shall (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void), (b) inure to the benefit of Credit Parties and their successors and assigns and Credit Parties may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part, and (c) be governed by the internal laws of the State of New York.  Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by Credit Parties in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified in Section 10.02 of the Credit Agreement.  Guarantor agrees that Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in Credit Parties’ possession concerning Guarantor, this Guaranty and any security for this Guaranty.

16.          Condition of Borrowers.  Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower such information concerning the financial condition, business and operations of such Borrower as Guarantor requires, and that Credit

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Parties have no duty, and Guarantor is not relying on Credit Parties at any time, to disclose to Guarantor any information relating to the business, operations or financial condition of any Borrower.

17.          Setoff.  If and to the extent any payment is not made when due hereunder, Credit Parties may setoff and charge from time to time any amount so due against any or all of Guarantor’s accounts or deposits with Credit Parties.

18.          Other Guarantees.  Unless otherwise agreed by Administrative Agent and Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantor for the benefit of Credit Parties or any term or provision thereof.

19.          Representations and Warranties.  Guarantor represents and warrants that (i) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (ii) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (iii) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; (iv) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect; (v) by virtue of its relationship with Borrowers, the execution, delivery and performance of this Guaranty is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty; and (vi) the financial information, that has been delivered to Administrative Agent by or on behalf of Guarantor, is complete and correct in all respects and accurately presents the financial condition and the operational results of Guarantor and since the date of the most recent financial statements delivered to Administrative Agent, there has been no material adverse change in the financial condition or operational results of Guarantor.

20.          WAIVER OF JURY TRIAL; FINAL AGREEMENT.  TO THE EXTENT ALLOWED BY APPLICABLE LAW, GUARANTOR AND CREDIT PARTIES EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank.  Signature page to follow]

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GUARANTOR:

GMH COMMUNITIES L.P.,
a Delaware limited partnership, as Guarantor

By:	GMH COMMUNITIES GP TRUST, a Delaware trust, its General Partner

By:
Name:
Title:

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EXHIBIT G

OPINION MATTERS

The matters contained in the following Sections of the Credit Agreement should be covered by the legal opinion:

•                  Section 5.01(a), (b) and (c)

•                  Section 5.02

•                  Section 5.03

•                  Section 5.04

•                  Section 5.06

•                  Section 5.14(b)

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EXHIBIT H

FORM OF BORROWER ACCESSION AGREEMENT

To:              Bank of America, N.A., as Administrative Agent

From:          [Subsidiary] and GMH Operating Partnership

Dated:

To Whom It May Concern:

We refer to that certain Credit Agreement dated as of November 8, 2004, by and between GMH Operating Partnership and the Subsidiary Borrowers defined therein (collectively, “Borrowers”), the Trust defined therein, the Lenders defined therein, and Bank of America, N.A., as Administrative Agent (“Administrative Agent”) for the Lenders (as renewed, extended, amended, or restated, the “Credit Agreement”).  GMH Operating Partnership, [Subsidiary], the other Subsidiary Borrowers, the Trust, and Administrative Agent agree as follows:

1.                                                   Terms defined in the Credit Agreement shall have the same meanings herein.

2.                                                   Each of GMH Operating Partnership, each Subsidiary Borrower, the Trust, and [Subsidiary] requests that [Subsidiary] become a Subsidiary Borrower pursuant to Section 2.16 of the Credit Agreement.

3.                                                   [Subsidiary] is a [type of entity] duly organized under the laws of [name of relevant jurisdiction].

4.                                                   [Subsidiary] confirms that it has received from GMH Operating Partnership a true and up-to-date copy of the Credit Agreement and a list of all Borrowers as at the date hereof.

5.                                                   [Subsidiary] undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Credit Agreement by a Subsidiary Borrower and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as a Subsidiary Borrower.

6.                                                   Each of GMH Operating Partnership, the Trust, and the Subsidiary Borrowers:

(a)                      confirm that the representations and warranties of a continuing nature contained in the Credit Agreement and each of the other Loan Documents are true and

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correct in all material respects, with the same force and effect as though made on the date hereof (unless they speak to a different date or are based on facts which have changed by transactions contemplated or permitted by the Credit Agreement); and

(b)                     confirms that no Default or Potential Default is continuing or would occur as a result of [Subsidiary] becoming a Subsidiary Borrower.

7.                                                   [Subsidiary] makes the representations and warranties set out in Section 6 of the Credit Agreement.

8.                                                   [Subsidiary’s] administrative details are as follows:

Address:

Fax No.:

9.                                                   This Agreement shall be governed by New York law.

BORROWERS:

GMH COMMUNITIES L.P., a Delaware limited partnership

By:          GMH COMMUNITIES GP TRUST,

                a Delaware trust, its General Partner

By:

Name:

Title:

By:

Name:

Title:

[Subsidiary]

By:

Name:

Title:

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GMH COMMUNITIES TRUST, a Maryland real

estate investment trust

By:

Name:

Title:

62

ACCEPTED THIS        DAY OF                          , 200       .

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

63

EXHIBIT I

UNENCUMBERED PROPERTIES

Property	Occupancy	Approved Costs	Adjusted Property NOI	NOI Value	Unencumbered Asset Value	Capital Expenditure Reserves
		(000’s)	(000’s)	(000’s)	(000’s)	(000’s)

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